                                                                  EXHIBIT 10.17

                         RECEIVABLES TRANSFER AGREEMENT

                                  by and among

                             NALCO RECEIVABLES LLC,

                                 as Transferor,

                                 NALCO COMPANY,

                              as Collection Agent,

                              JPMORGAN CHASE BANK,

                             as Administrative Agent

                                       and

                   THE SEVERAL TRANSFEREES AND FUNDING AGENTS

                         PARTY HERETO FROM TIME TO TIME

                            Dated as of June 25, 2004

                                       i

                                       ii

EXHIBITS

EXHIBIT A         Schedule of Commitments

EXHIBIT B         Credit and Collection Policy

EXHIBIT C         List of Lock-Box Banks and Lock-Box Accounts

EXHIBIT D         Form of Lock-Box Agreement

EXHIBIT E         Form of Monthly Report

EXHIBIT E-1       Form of Weekly Report

EXHIBIT E-2       Form of Daily Report

EXHIBIT F         Form of Transfer Certificate

EXHIBIT G         List of Actions and Suits

EXHIBIT H         Location of Records

EXHIBIT I         Form of Secretary's Certificate

EXHIBIT J         Form of Transfer/Tranche Period Request

EXHIBIT K         Form of Reduction Notice

                                      iii

                         RECEIVABLES TRANSFER AGREEMENT

         RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of June
25, 2004, by and among NALCO RECEIVABLES LLC, a Delaware limited liability company, as transferor (in such capacity, the "Transferor"), NALCO COMPANY, a
Delaware corporation, as collection agent (in such capacity, the "Collection
Agent"), DELAWARE FUNDING COMPANY, LLC, a Delaware limited liability company
("DFC"), and JPMORGAN CHASE BANK, a New York state banking corporation
("JPMorgan Chase Bank"), as a Funding Agent, an APA Bank and administrative agent for the benefit of the Transferees (in such capacity, the "Administrative
Agent").

                             PRELIMINARY STATEMENTS

         WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the CP Issuers may desire to, and each APA Bank, if requested by its related CP
Issuer, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Defined Terms. Capitalized terms used herein shall have the meanings assigned to such terms below:

         "Administrative Agent" shall mean JPMorgan Chase Bank, in its capacity as administrative agent for the benefit of the Transferees under the Transaction
Documents, and its permitted successors and assigns in such capacity.

         "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any financing statement or any similar instrument under the Relevant UCC filed against such Person's assets or properties) other than Permitted Liens.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another
Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled
Person, whether through ownership of voting stock, by contract or otherwise.

         "Aggregate Commitment" shall mean, at any time, the sum of the
Commitments of the APA Banks then in effect.

         "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche
Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) under the Transaction Documents by the
Transferor, the Originators, the Support Provider and the Collection Agent to
the Transferees at such time.

         "APA Banks" shall mean the Persons which from time to time may become a party to this Agreement as an APA Bank thereunder.

         "Applicable Margin" shall mean, on any day, with respect to any BR
Tranche or Eurodollar Tranche, the rate specified in the Fee Letter.

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 (11
U.S.C.ss.ss.101 et seq.), and the rules, regulations and decisions promulgated thereunder, as amended and in effect, and any successor thereto.

         "Base Rate" or "BR" shall mean a rate per annum equal to the higher of
(i) the sum of the Applicable Margin and prime rate of interest announced by the
Administrative Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the
Administrative Agent) and (ii) the sum of (a) 0.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative
Agent from three (3) Federal funds brokers of recognized standing selected by
it.

         "Benefit Plan" shall mean any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor, any Originator or any
ERISA Affiliate of the Transferor, or any Originator is, or at any time during the immediately preceding six (6) years was, an "employer" as defined in Section
3(5) of ERISA.

         "BR Tranche" shall mean a Tranche as to which Discount is calculated at the Base Rate.

         "BR Tranche Period" shall mean, with respect to a BR Tranche for any
Transferee Group, either (i) prior to the Termination Date, a period of up to thirty (30) days requested by the Transferor and agreed to by the related
Transferee Group, commencing on a Business Day requested by the Transferor and agreed to by the related Transferee Group, or (ii) after the Termination Date, a period of one (1) day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business
Day.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in The City of New York are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any

such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

         "Capitalized Lease" of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such
Person prepared in accordance with GAAP.

         "Carrying Cost Reserve" shall mean, as of any date of determination, an amount equal to the product of (i) the Net Receivables Balance as of such date and (ii) the Carrying Cost Reserve Ratio as of such date.

         "Carrying Cost Reserve Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, a rate equal to (a) the product of (i) 2 multiplied by the DSO as of such day and (ii)
the Base Rate in effect as of such day, divided by (b) 365 or 366, as applicable.

         "Change of Control" shall mean (i) the occurrence of a "Change in
Control" or similar event, as defined in the Credit Agreement as in effect on the date hereof and without giving effect to any amendment, waiver, supplement, termination or other modification to the Credit Agreement made after the date hereof, except that if (x) the definition of "Change in Control" in the Credit
Agreement (or any defined term used in such definition) is amended or waived prior to the termination of the Credit Agreement and (y) JPMorgan Chase Bank is
then a party to the Credit Agreement, then references herein to such term shall give effect to such amendment or waiver, subject to the terms and conditions set forth in the Fee Letter; (ii) Nalco Company shall fail to own 100% of the outstanding limited liability company interests of the Transferor; or (iii) the
Parent shall fail to own directly or indirectly 100% of each Originator (other than Nalco Company).

         "Charged Off Receivables" shall mean, with respect to any Monthly
Settlement Period, all Receivables (or portions thereof) which, in accordance with the Credit and Collection Policy, have been or should have been written off during such Monthly Settlement Period as uncollectible, including, without limitation, the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy, insolvency, liquidation, reorganization or similar proceeding.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Collection Account" shall have the meaning specified in Section 2.12 of this Agreement.

         "Collection Agent" shall mean, at any time, the Person then authorized pursuant to Section 6.1 of this Agreement to service, administer and collect
Receivables.

         "Collections" shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Deemed Collections, Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

         "Commercial Paper" shall mean the short-term promissory notes of a CP
Issuer issued by such CP Issuer in the commercial paper market.

         "Commitment" shall mean, at any time with respect to each APA Bank, the amount set forth opposite such APA Bank's name on Exhibit A to this Agreement
(as such Exhibit A may be amended, supplemented or otherwise modified and in effect).

         "Commitment Expiry Date" shall mean the earliest to occur of (i) the date on which all amounts due and owing to the Transferees under this Agreement and the other Transaction Documents have been indefeasibly paid in full, (ii)
the date on which the Aggregate Commitment has been reduced to zero, and (iii)
the Scheduled Commitment Expiry Date.

         "Concentration Factor" shall mean, on any day with respect to any
Designated Obligor, a percentage of the Outstanding Balance of all Eligible
Receivables equal to the following:

              (a) with respect to Receivables of any Designated Obligor with short-term or long-term ratings of at least A-1 or A by S&P, respectively, and at least P-1 or A2 by Moody's, respectively, 12.0%;

              (b) with respect to Receivables of any Designated Obligor with short-term ratings of A-2 by S&P and P-2 by Moody's and long-term ratings of less than A but greater than or equal to BBB- by S&P and less than A2 but greater than or equal to Baa3 by Moody's, 6.0%;

              (c) with respect to Receivables of any Designated Obligor with short-term and long-term ratings of below A-2 or BBB- by S&P, respectively, and below P-2 or Baa3 by Moody's, respectively, 3.0%; and

              (d) with respect to Receivables of any other Designated Obligor,
    3.0%;

provided, that if more than one of the above paragraphs (a), (b) and (c) applies to any Designated Obligor, the Concentration Factor for such Designated Obligor shall be determined by the paragraph (a), (b) or (c) which specifies the lowest
Concentration Factor percentage.

         "Conduit Assignee" shall mean any special purpose vehicle issuing indebtedness in the commercial paper market that is administered by a Funding
Agent or one of its Affiliates and is rated at least A-1 by S&P and P-1 by
Moody's.

         "Confidential Information" shall mean information concerning the confidentiality of the Transaction Documents and all other nonpublic, confidential or proprietary information with respect to the Transferor, the
Originators, the Collection Agent, the Support Provider, the

Parent, the Administrative Agent, the Funding Agents, the Transferees and any of
their Affiliates disclosed or obtained in connection with the structuring, negotiation, execution and performance of the transactions contemplated in the
Transaction Documents.

         "Contract" shall mean an agreement or invoice pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

         "Conversion/Continuation Notice" shall have the meaning specified in
Section 2.16 of this Agreement.

         "CP Issuer" shall mean, at any time, DFC, and any other Person that becomes a party to this Agreement as a "CP Issuer" thereunder.

         "CP Rate" shall mean, with respect to any CP Tranche Period for a CP
Issuer, the rate equivalent to the rate (or, if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP
Tranche Period may be sold by any placement agent or commercial paper dealer selected by such CP Issuer, which rate shall incorporate (i) applicable commercial paper dealer and placement agent fees and commissions and (ii) other costs of capital of such CP Issuer relating to this Agreement; provided that if the rate (or rates) as agreed between any such agent or dealer and such CP
Issuer is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from such CP Issuer's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

         "CP Tranche" shall mean a Tranche as to which Discount is calculated at the CP Rate.

         "CP Tranche Period" shall mean, with respect to any CP Tranche, (i) if the related Commercial Paper were issued on a pool funded basis, a calendar month (or, in the case of the first CP Tranche Period, the period from and including the Effective Date to and including the last day of the calendar month in which the Effective Date occurs) and (ii) if the related Commercial Paper were issued on a match-funded basis, the period of time allocated by the related
CP Issuer to such CP Tranche.

         "Credit Agreement" shall mean that certain Credit Agreement dated as of
November 4, 2003 by and among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the lenders party thereto,
Citigroup Global Markets Inc., Banc of America Securities LLC, Citicorp North
America, Inc., Bank of America, N.A., Deutsche Bank Securities Inc., J.P. Morgan
Securities Inc., Goldman Sachs Credit Partners L.P., and UBS Securities LLC.

         "Credit and Collection Policy" shall mean the normal and customary credit and collection policy or policies of Nalco Company relating to Contracts and Receivables attached to this Agreement as Exhibit B, as modified and in effect from time to time in compliance with Section 5.2(c) of this Agreement.

         "Daily Report" shall have the meaning specified in Section 2.11(c) of this Agreement.

         "Deemed Collections" shall mean any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) of this
Agreement.

         "Default Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, a fraction, the numerator of which is the sum of (a) the Outstanding Balance of all Receivables
which are 91 to 120 days past the original due date thereof as of the end of the preceding Monthly Settlement Period, plus (b) the Outstanding Balance of all
Receivables which were written off as uncollectible by the Collection Agent in accordance with the Credit and Collection Policy during the preceding Monthly
Settlement Period prior to 121 days after their original due dates, and the denominator of which is the aggregate amount of sales giving rise to Receivables during the Monthly Settlement Period 4 Monthly Settlement Periods prior to such day.

         "Defaulted Receivable" shall mean a Receivable (i) as to which any payment, or part thereof, remains unpaid for ninety-one (91) days or more past the original due date for such Receivable; (ii) as to which an Event of
Bankruptcy has occurred and is continuing with respect to the Obligor thereof;
(iii) which has been identified by the Transferor or the Collection Agent as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

         "Delinquency Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, a fraction, the numerator of which is the Outstanding Balance of all Receivables which are more than sixty (60) days past their original due dates as of the end of the immediately preceding Monthly Settlement Period and the denominator of which is the Outstanding Balance of all Receivables as of the end of the immediately preceding Monthly Settlement Period.

         "Delinquent Receivable" shall mean a Receivable (other that a Defaulted
Receivable) as to which any payment thereon, or part thereof, remains unpaid for sixty-one (61) to ninety (90) days past the original due date thereof.

         "Designated Obligor" shall mean, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Administrative Agent (acting at the direction of the
Required APA Banks), delivered at any time, if in the Administrative Agent's commercially reasonable judgment such Obligor is no longer creditworthy;
provided that any such notice shall only affect Receivables owing by such
Obligor which arise from and after the date such notice is given.

         "DFC" shall mean Delaware Funding Company, LLC, a Delaware limited liability company, and its permitted successors and assigns.

         "Diluted Receivable" shall mean that portion (and only that portion) of the Outstanding Balance of any Receivable which is the subject of a reduction or cancellation as a

result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, other dilutive factors (including setoffs and other offsets arising out of either the same transaction, a related transaction or an unrelated transaction) and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for)
such reduction).

         "Dilution Period" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, a number equal to a fraction, the numerator of which is equal to the product of (i) the aggregate amount of sales giving rise to Receivables during the Monthly Settlement Period immediately preceding such Monthly Report Date and (ii) DSO divided by 30, and the denominator of which is the Net Receivables Balance as of the end of such
Monthly Settlement Period.

         "Dilution Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, the percentage equivalent of a fraction, the numerator of which is the amount of all
Receivables which have become Diluted Receivables (during the preceding Monthly
Settlement Period), and the denominator of which is the average of the aggregate amount of sales giving rise to Receivables during the two preceding Monthly
Settlement Periods.

         "Dilution Reserve Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, an amount
(expressed as a percentage) which is calculated as follows:

                      [(C x D) + [(E - D) x (E / D)]] x F

where:

C    =   either (i) prior to a Ratings Downgrade, 2.0 or (ii) following a
         Ratings Downgrade, 2.5;

D    =   the twelve-month rolling average of the Dilution Ratio during the period of twelve consecutive Monthly Settlement Periods ending immediately prior to such Monthly Report Date;

E    =   the highest Dilution Ratio for any Monthly Settlement Period that occurred during the period of twelve consecutive Monthly Settlement
         Periods ending prior to such Monthly Report Date; and

F    =   the Dilution Period.

To the extent that the number of Monthly Settlement Periods that have occurred since the Effective Date is less than 12, the foregoing calculations shall be based on historical data provided to the Administrative Agent by Nalco Company.

         "Discount" shall mean, with respect to any Tranche Period:

                              (TR x TNI x AD)
                              ----------------
                                     YD

where:

TR   =   the Tranche Rate applicable to such Tranche Period;

TNI  =   the portion of the Net Investment allocated to such Tranche Period;

AD   =   the actual number of days during such Tranche Period; and

YD   =   either (i) if the Tranche Rate is the CP Rate or the Eurodollar Rate,
         360 or (ii) if the Tranche Rate is the Base Rate, 365 or 366, as
         applicable.

provided, however, that no provision of the Transaction Documents shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

         "DSO" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables as of the last day of the immediately preceding Monthly Settlement Period by (ii) the aggregate amount of sales giving rise to Receivables during the three (3) consecutive Monthly
Settlement Periods immediately preceding such Monthly Report Date.

         "Effective Date" shall have the meaning specified in Section 4.1 of this Agreement.

         "Eligible Obligor" shall mean any Designated Obligor (i) which is not the Obligor with respect to any Charged-Off Receivable and (ii) with respect to which not more than 35% of such Obligor's aggregate Receivables are more than ninety (90) days past their original due dates.

         "Eligible Receivable" shall mean, at any time, any Receivable:

         (i) which (together with the Collections and Related Security related thereto) has been the subject of a valid transfer and assignment from the
    Originator thereof to the Transferor of all of such Originator's right, title and interest therein;

         (ii) the Obligor of which is (A) domiciled in the United States, (B) a
    Designated Obligor, (C) not an Affiliate of any of the parties to this
    Agreement, (D) not a government or a governmental subdivision or agency, (E)
    not the subject of an Event of Bankruptcy, and (F) an Eligible Obligor;

         (iii) which is not a Delinquent Receivable, a Defaulted Receivable or a
    Charged-Off Receivable;

         (iv) which, (A) arises pursuant to a Contract with respect to which the
    Originator thereof has performed all obligations required to be performed by it thereunder in order for such Receivable to be due and payable, including, without limitation, shipment of the merchandise and/or the performance of the services purchased thereunder; and (B) according to the Contract related thereto, is required to be paid in full within ninety (90) days after the invoice date therefor;

         (v) which is an "eligible asset" as defined in Rule 3a7 under the
    Investment Company Act of 1940, as amended;

         (vi) which is an "account" or "payment intangible" within the meaning of Section 9-102 of the Relevant UCC;

         (vii) which is denominated and payable only in United States dollars in the United States;

         (viii) which arises under a Contract that, together with the Receivable related thereto, constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation or any dispute, off-set, counterclaim or other defense, but subject to the affects of applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and general equitable principles
    (whether considered in a proceeding at law or in equity);

         (ix) which, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation;

         (x) which (A) satisfies all applicable requirements of the Credit and
    Collection Policy, (B) the Contract with respect to which does not contain any enforceable restriction on assignability of such Receivable or notice requirement, in each case that is effective under applicable law (taking into account the Relevant UCC);

         (xi) which was generated in the ordinary course of business of the
    Originator thereof and with respect to which no portion of such Receivable is unbilled;

         (xii) the Obligor of which has been directed to make all payments to a
    Lock-Box Account that is the subject of a Lock-Box Agreement;

         (xiii) the assignment of which under the Receivables Purchase Agreement by the Originator thereof to the Transferor and the assignment of which under this Agreement by the Transferor to the Administrative Agent on behalf of the Transferees does not violate, conflict with or contravene any applicable laws, rules, regulations, orders or writs;

         (xiv) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits) provided, that only the portion of such Receivable that has been so compromised, adjusted or modified shall be deemed not to be an "Eligible Receivable" pursuant to the criterion of this clause (xiv);

         (xv) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator thereof;

         (xvi) which arises solely from the sale of goods and/or the provision of services to the related Obligor by the Originator thereof, and not by any other Person (in whole or in part);

         (xvii) which is not subject to any right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator thereof (subject to the affects of applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity)) or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator thereof to cause it to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);

         (xviii) as to which the Originator thereof has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor; and

         (xix) all right, title and interest to and in which has been validly transferred by the Originator thereof directly to the Transferor under and in accordance with the Receivables Purchase Agreement and the Transferor has
    good title thereto free and clear of any Adverse Claim.

                                       10

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations
(within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the
Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Tranche
Period for a Transferee Group, a rate equal to the sum of (a) the Applicable
Margin, plus (b) rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in
Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the related Funding Agent during such Eurodollar
Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the related Funding Agent for determining the current annual assessment payable by such Funding Agent to the Federal Deposit Insurance
Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "Eurodollar Tranche" shall mean a Tranche as to which Discount is calculated at the Eurodollar Rate.

         "Eurodollar Tranche Period" shall mean, with respect to a Eurodollar
Tranche for a Transferee Group, prior to the Termination Date, a period of one, two or three months requested by the Transferor and agreed to by the related
Transferee Group commencing on a Business Day requested by the Transferor and agreed to by the related Transferee Group; provided, however, that if such
Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day;
provided, further, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further
Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such
Eurodollar Tranche Period shall expire on the last Business Day of such month.

         "Event of Bankruptcy" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or
(b) shall admit in writing

                                       11

its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and in the case of any proceeding (in the case of any Person other than the Transferor), such involuntary proceeding shall not have been stayed or dismissed for sixty (60)
days or (iii) such Person shall take any action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

         "Facility Limit" shall mean $100,000,000 provided that such amount may not at any time exceed an amount equal to 98.04% of the Aggregate Commitment at any time in effect; provided, further, that from and after the Termination Date, the Facility Limit shall at all times equal the Net Investment.

         "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a
Business Day, for the immediately preceding Business Day) by the Federal Reserve
Bank of New York, or (b) if such rate is not so published for any day which is a
Business Day, the average of the quotations at approximately 11:00 A.M. (New
York time) on such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the
Administrative Agent in its sole discretion.

         "Fee Letters" shall mean the letter agreements, dated the Effective
Date, between the Transferor and the Funding Agents for each Transferee Group, with respect to the fees to be paid by the Transferor under the Transaction
Documents, as amended, supplemented or otherwise modified and in effect from time to time.

         "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

         "Financial Covenant Default" means a default in the due observance or performance of any covenant, condition or agreement set forth in any of Sections
6.11 or 6.12 of the Credit Agreement as in effect on the date hereof and without giving effect to any amendment, waiver, supplement, termination or other modification to the Credit Agreement made after the date hereof, except that if
(i) any of Sections 6.11 or 6.12 of the Credit Agreement is amended or waived prior to the termination of the Credit Agreement and (ii) JPMorgan Chase Bank is
then a party to the Credit Agreement, then references herein to such Sections shall give effect to such amendment or waiver, subject to the terms and conditions set forth in the Fee Letter.

         "Funding Agent" shall mean JPMorgan Chase Bank and any other Person that becomes a party to this Agreement as a "Funding Agent" thereunder.

                                       12

         "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States.

         "Group Facility Limit" shall mean in the case of the Transferee Group related to DFC, $100,000,000.

         "Group Net Investment" shall mean, for each Transferee Group, the portion of the Net Investment allocated to such Transferee Group.

         "Incremental Transfer" shall have the meaning specified in Section 2.1 of this Agreement.

         "Indebtedness" shall mean, with respect to any Person, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii)
obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such
Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, and (v) Capitalized Lease obligations.

         "Indemnified Amounts" shall have the meaning specified in Section 8.1 of this Agreement.

         "Indemnified Parties" shall have the meaning specified in Section 8.1 of this Agreement.

         "JPMorgan Chase Bank" shall have the meaning specified in the recitals to this Agreement.

         "JPMorgan Chase Roles" shall have the meaning specified in Section
10.12 of this Agreement.

         "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "LIBOR Rate" shall mean, with respect to any Eurodollar Tranche Period for any Transferee Group, the rate per annum determined by the applicable
Funding Agent at approximately 11:00 a.m., London time, two (2) Business Days before the first day of such Eurodollar Tranche, by reference to the British
Bankers' Association Interest Settlement Rates for deposits in US dollars (as reflected on the applicable Telerate screen page) in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche
Period.

         "Lock-Box Account" shall mean each of the lockboxes maintained for the purpose of receiving Collections from Receivables.

                                       13

         "Lock-Box Agreement" shall mean each agreement between the Collection
Agent, the Transferor, the Administrative Agent and a Lock-Box Bank in
substantially the form of Exhibit D to this Agreement.

         "Lock-Box Bank" shall mean each of the banks set forth in Exhibit C to this Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.8 of this Agreement.

         "Loss and Dilution Reserve" shall mean, as of any date of
determination, an amount equal to the product of (i) the Net Receivables Balance as of such date and (ii) the Loss and Dilution Reserve Ratio as of such date.

         "Loss and Dilution Reserve Ratio" shall mean, on any Monthly Report
Date and continuing until (but not including) the next Monthly Report Date, the greater of (a) the Minimum Ratio and (b) the sum of (i) the Loss Reserve Ratio,
and (ii) the Dilution Reserve Ratio. From and after the Effective Date until the first Monthly Report Date to occur thereafter, the Loss and Dilution Reserve
Ratio shall be 26.61%.

         "Loss Horizon" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, the amount obtained by dividing (i) the sum of (A) the aggregate amount of sales giving rise to
Receivables during the three (3) Monthly Settlement Periods immediately preceding such day and (B) the product of 0.25 and the aggregate amount of sales giving rise to Receivables during the fourth (4th) Monthly Settlement Period immediately preceding such day by (ii) the Net Receivables Balance as of the end of the preceding Monthly Settlement Period.

         "Loss Reserve Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, the product of (a) either (i) prior to a Ratings Downgrade, 2 or (ii) following a Ratings
Downgrade, 2.5, (b) the highest three-month average Default Ratio that occurred during the twelve (12) most recent Monthly Settlement Periods, (c) the Loss
Horizon and (d) the Payment Terms Factor for such Monthly Report Date.

         "Loss-to-Liquidation Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, the ratio
(expressed as a percentage) of (i) the aggregate Outstanding Balance of all
Receivables that became Charged-Off Receivables during the immediately preceding
Monthly Settlement Period to (ii) the aggregate amount of Collections of
Receivables actually received during the immediately preceding Monthly
Settlement Period.

         "Material Adverse Effect" shall mean a material adverse effect on (i)
the enforceability or collectibility of the Receivables, (ii) the ability of the
Transferor, the Collection Agent, the Support Provider, the Parent or any
Originator to perform its respective obligations under the Transaction Documents to which it is a party, (iii) the condition (financial or otherwise), businesses or properties of the Transferor or of the Parent and its Subsidiaries, taken as a whole, or (iv) the legality, validity or enforceability of this Agreement or any other Transaction Document.

                                       14

         "Maximum Percentage Factor" shall mean 100%.

         "Minimum Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, the sum of (i) 12.0%
(which represents the loss reserve floor); provided, however that from and after the occurrence of a Ratings Downgrade Event this clause (i) shall be 15.0%, plus
(ii) the product of (A) the average Dilution Ratio over the twelve (12) Monthly
Settlement Periods preceding such Monthly Report Date, and (B) the Dilution
Period.

         "Monthly Payment Date" shall mean the fifth (5th) day of each calendar month (commencing August 2004) immediately succeeding a Monthly Settlement
Period (or, if such day is not a Business Day, the next succeeding Business
Day).

         "Monthly Report" shall mean a report, in substantially the form attached to this Agreement as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Funding Agents, delivered by the Collection
Agent to the Administrative Agent and the Funding Agents on each Monthly Report
Date pursuant to Section 2.11(a) of this Agreement or prior to an Incremental
Transfer pursuant to Section 2.2(a) of this Agreement.

         "Monthly Report Date" shall mean the tenth (10th) Business Day of each calendar month.

         "Monthly Settlement Period" shall mean the period of days from and including the first day of a calendar month to and including the last day of such calendar month.

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, any
Originator or any ERISA Affiliate of the Transferor or any Originator on behalf of its employees.

         "Net Investment" shall mean the sum of the aggregate amount paid to the
Transferor by the Transferees in cash for each increase in the Transferees'
percentage ownership interests in the Receivables pursuant to Section 2.2 of this Agreement minus the aggregate amount of Collections received and applied by the Funding Agents to reduce such Net Investment pursuant to Section 2.5, 2.6 or
2.9 of this Agreement; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

         "Net Receivables Balance" shall mean, at any time, the Outstanding
Balance of the Eligible Receivables at such time, as reduced by the sum of the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated
Obligor.

                                       15

         "Obligor" shall mean a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

         "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Originator" shall mean each of Nalco Company, a Delaware corporation and Nalco Energy Services, L.P., and their respective permitted successors and assigns.

         "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.

         "Parent" shall mean Nalco Holdings LLC, a Delaware limited liability company.

         "Parent Guaranty" shall mean that certain Parent Guaranty, dated as of
June 25, 2004, made by the Parent in favor of the Transferor and its assignees, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Payment Terms Factor" shall mean, as of any Monthly Report Date for the related Monthly Settlement Period, a fraction, the numerator of which is the sum of (A) the weighted average payment terms (based upon the Outstanding
Balance of Receivables and expressed as a number of days) for the Receivables originated during such Monthly Settlement Period and (B) 60, and the denominator of which is 90; provided that the Payment Terms Factor shall never be less than
1.0. The Payment Terms Factor shall remain constant from the Monthly Report Date on which such factor is calculated until the next Monthly Report Date.

         "Percentage Factor" shall mean the fraction (expressed as a percentage)
computed on any date of determination as follows:

                  NI + TR
                -----------
                    NB

Where:

NI       =        the Net Investment as of such date;

TR       =        Total Reserves as of such date; and

NRB      =        the Net Receivables Balance as of such date.

The Percentage Factor shall remain constant at 100% at all times from and after the Termination Date.

                                       16

         "Permitted Investments" shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United
States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the
United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities;
provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits and cash escrows in any depositary institution or trust company referred to in (a)(ii) above; (c)
commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Permitted Investments described in clauses (a)(i), (a)(iii)
and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

         "Permitted Liens" shall mean (a) ownership interests, security interests or claims arising under the Transaction Documents and (b) liens for taxes, assessments or charges of any Official Body (other than liens arising under ERISA or for taxes due and payable) and liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law in the ordinary course of business, in each case (i) for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

         "Person" shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Potential Termination Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination
Event.

         "Proceeds" shall mean "proceeds" as defined in the Relevant UCC.

         "Pro Rata Share" shall mean, for any Transferee Group, the percentage equivalent of a fraction, the numerator of which is the related Group Facility
Limit, and the denominator of which is the Facility Limit.

                                       17

         "Purchase Price", as used in the Receivables Purchase Agreement, shall have the meaning set forth in Section 3.1 of the Receivables Purchase Agreement.

         "Purchase Termination Date" shall have the meaning specified in Section
8.1 of the Receivables Purchase Agreement.

         "Purchaser" shall mean Nalco Receivables LLC, a Delaware limited liability company, as purchaser under the Receivables Purchase Agreement, and its successors and permitted assigns in such capacity.

         "Rating Agencies" shall mean Standard & Poor's and Moody's.

         "Ratings Downgrade" shall mean the senior secured debt ratings assigned by each of Standard & Poor's and Moody's to the Parent shall fall below B or B2, respectively.

         "Receivable" shall mean the indebtedness owed to an Originator by an
Obligor under a Contract whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by such
Originator, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

         "Receivables Purchase Agreement" shall mean the Receivables Purchase
Agreement, dated as of June 25, 2004, by and among the Originators as sellers, and the Transferor, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

         "Recipient" shall have the meaning specified in Section 2.14 of this
Agreement.

         "Records" shall mean all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) and rights under the provisions of, and rights to access, use and possess, the
Contracts relating to the Receivables maintained with respect to Receivables and the related Obligors.

         "Related Security" with respect to any Receivable shall mean the rights of each Originator and the Transferor in, to and under:

              (a) all of such Originator's interest, if any, in the merchandise
    (including returned or repossessed merchandise), if any, the sale of which by such Originator gave rise to such Receivable excluding any of the foregoing which secures Indebtedness under the Credit Agreement;

              (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such
    Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;

                                       18

              (c) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

              (d) all Records related to such Receivable;

              (e) with respect to this Agreement, all rights and remedies of the
    Transferor under the Support Agreement, the Parent Guaranty and Receivables
    Purchase Agreement, together with all financing statements filed by the
    Transferor against such Originator in connection therewith; and

              (f) all Proceeds of any of the foregoing.

         "Relevant UCC" shall mean, with respect to any relevant state, the
Uniform Commercial Code as from time to time in effect in such state.

         "Reporting Date" shall mean each Monthly Report Date, Weekly Report
Date, and each day on which a Daily Report is required to be delivered pursuant to Section 2.11(c).

         "Required APA Banks" shall mean, at any time, APA Banks having
Commitments equal to more than 50% of the Aggregate Commitment, or, if the
Commitments have been terminated, having more than 50% of the Net Investment.

         "Responsible Officer" shall mean, with respect to any Person, the president, any vice president, the chief financial officer, the treasurer, the comptroller, the assistant comptroller or the assistant treasurer of such
Person.

         "Scheduled Commitment Expiry Date" shall mean June 25, 2007.

         "Servicing Fee" shall mean the fees payable by the Transferees to the
Collection Agent, in an amount equal to the Servicing Fee Percentage multiplied by the average daily Outstanding Balance of all Receivables for the period for which such fee is being paid, multiplied by the number of days in such period, divided by 360. Such fee shall accrue from the date of the initial purchase of the Receivables by the Transferor. On or prior to the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 of this Agreement. After the Termination
Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 of this Agreement.

         "Servicing Fee Percentage" shall mean 1% per annum.

         Servicing Fee Reserve" shall mean, as of any date of determination, an amount equal to the product of (i) the aggregate Outstanding Balance of all
Receivables as of such date and (ii) the Servicing Fee Reserve Ratio as of such date.

                                       19

         "Servicing Fee Reserve Ratio" shall mean, on any Monthly Report Date and continuing until (but not including) the next Monthly Report Date, an amount equal to the product of (i) the Servicing Fee Percentage and (ii) a fraction having as the numerator, the product of (a) 2 and (b) the DSO, and as the denominator, 360.

         "Standard & Poor's" or "S&P" shall mean Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

         "Support Agreement" shall mean that certain Support Agreement, dated as of June 25, 2004, made by the Support Provider in favor of the Transferor and its assignees, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         "Support Provider" shall mean Nalco Company, a Delaware corporation and its permitted successors and assigns.

         "Subsidiary" of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such
Person or any similar business organization which is so owned or controlled.

         "Taxes" shall have the meaning specified in Section 8.3 of this
Agreement.

         "Termination Date" shall mean the earliest of (i) the Business Day designated by the Transferor to the Administrative Agent and the Funding Agents
as the Termination Date at any time following five (5) Business Days' written notice to the Administrative Agent and the Funding Agents, (ii) the day upon which a Termination Date is declared or automatically occurs relating to a
Termination Event pursuant to Section 7.2(a) of this Agreement, (iii) the
Commitment Expiry Date or (iv) the Purchase Termination Date.

         "Termination Event" shall mean an event described in Section 7.1 of this Agreement.

         "Total Reserves" shall mean, as of any date of determination, an amount equal to the sum of (i) the Loss and Dilution Reserve as of such date, plus (ii)
the Carrying Cost Reserve as of such date, plus (iii) the Servicing Fee Reserve as of such date.

         "Tranche" shall mean a portion of the Net Investment allocated to a
Tranche Period pursuant to Section 2.3 of this Agreement.

         "Tranche Period" shall mean a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

         "Tranche Rate" shall mean the CP Rate, the Base Rate or the Eurodollar
Rate; provided that at any time when a Termination Event shall have occurred and be continuing, the "Tranche Rate" shall equal the Base Rate in effect at such time plus 3.00%.

                                       20

         "Transaction Costs" shall have the meaning specified in Section 8.4(a)
of this Agreement.

         "Transaction Documents" shall mean, collectively, this Agreement, the
Receivables Purchase Agreement, the Transfer Certificate, the Support Agreement,
the Parent Guaranty, the Fee Letters, the Lock-Box Agreements and all of the
other instruments, documents, certificates and other Agreements executed and delivered by any Originator or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Transfer" shall mean a conveyance, transfer and assignment by the
Transferor to the Transferees of an undivided Percentage ownership interest in
Receivables and Related Security pursuant to, and in accordance with, this
Agreement (including, without limitation, as a result of any reinvestment of
Collections in Transferred Interests pursuant to Section 2.2(b) and 2.5 of this
Agreement).

         "Transfer Certificate" shall have the meaning specified in Section
2.2(a) of this Agreement.

         "Transfer Date" shall mean, with respect to each Transfer, the Business
Day on which such Transfer is made.

         "Transfer Price" shall mean, with respect to any Incremental Transfer, the amount paid to the Transferor by the Transferees, as described in the applicable Transfer Certificate.

         "Transferee" shall mean, at any time, any of the CP Issuers and the APA
Banks.

         "Transferee Group" shall mean, at any time, a group consisting of a CP
Issuer, such CP Issuer's related APA Banks, and such CP Issuer's Funding Agent.

         "Transferor" shall mean Nalco Receivables LLC, a Delaware limited liability company, and its successors and permitted assigns.

         "Transferred Interest" shall mean, on any date of determination, an undivided percentage ownership interest of the Transferees in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such
Receivable, (iii) all Collections with respect thereto, and (iv) all Proceeds of the foregoing, which undivided ownership interest shall be equal to the
Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with
Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Transferees shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to

                                       21

such decrease such that, in each case, the Transferred Interest in each
Receivable shall be equal to the Transferred Interest in each other Receivable.

         "U.S." or "United States" shall mean the United States of America and its territories.

         "Weekly Report" shall have the meaning specified in Section 2.11(b) of this Agreement.

         "Weekly Report Date" shall mean the third (3rd) Business Day of each calendar week.

         SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words
"to" and "until" each means "to but excluding", and the word "within" means
"from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II
                            TRANSFERS AND SETTLEMENTS

         SECTION 2.1. Facility. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination
Date, (x) the Transferor may, at its option, increase the Net Investment by conveying, transferring and assigning to the Transferees and (y) each CP Issuer
(acting through the Administrative Agent) may, at its option, and such CP
Issuer's related APA Banks (acting through the Administrative Agent) shall be obligated to, accept such conveyance, transfer and assignment from the
Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security,
Collections and Proceeds with respect thereto, from time to time (each such increase, an "Incremental Transfer"); provided that after giving effect to each such Incremental Transfer, (i) the Net Investment shall not exceed the Facility
Limit, (ii) each Group Net Investment shall not exceed the related Group
Facility Limit and (iii) the representations and warranties set forth in
Sections 3.1 and 3.2 shall be true and correct as of the date to which such representations and warranties speak immediately after giving effect to any such
Incremental Transfer and the payment to the Transferor of the cash portion of the Transfer Price related thereto. By accepting any conveyance, transfer and assignment hereunder, none of the Transferees, the Administrative Agent or any
Funding Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the applicable Originator.

                                       22

         SECTION 2.2. Transfers; Certificates.

         (a) Transfer Procedures. Prior to the Termination Date, the Transferor
shall, by notice to the Administrative Agent and the Funding Agents given by telecopy, offer to convey, transfer and assign to the CP Issuers and/or the APA
Banks undivided percentage ownership interests in the Receivables and Related
Security, Collections and Proceeds with respect thereto by no later than (i)
1:00 P.M. (New York time) two (2) Business Days prior to the proposed date of any Incremental Transfer to be funded at a CP Rate, (ii) 1:00 P.M. (New York time) on the same Business Day of any Incremental Transfer to be funded at a
Base Rate, and (iii) 1:00 P.M. (New York time) three (3) Business Days prior to the proposed date of any Incremental Transfer to be funded at a Eurodollar Rate.
The portion of an Incremental Transfer made to the Transferees of a Transferee
Group shall equal such Transferee Group's Pro Rata Share of such Incremental
Transfer. Each Incremental Transfer made to a CP Issuer shall be in such CP
Issuer's sole and absolute discretion. Each such notice shall be in substantially the form of Exhibit J hereto and shall specify (x) the desired
Transfer Price (which shall be at least $1,000,000 or integral multiples of
$100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit; (y) the desired date of such
Incremental Transfer; and (z) in the case of a Transfer to be funded at a
Eurodollar Rate or a Base Rate, the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section
2.3. Each Incremental Transfer shall be subject to the condition precedent that the Collection Agent shall have delivered to the Administrative Agent and the
Funding Agents, in form and substance satisfactory to the Administrative Agent and the Funding Agents, a completed Monthly Report prior to the desired date of such Incremental Transfer (or, if applicable, (i) a Weekly Report dated no earlier than five (5) Business Days prior to the desired date of such
Incremental Transfer or (ii) a Daily Report dated no earlier than the Business
Day immediately preceding the desired date of such Incremental Transfer). Each
Funding Agent will promptly notify its related CP Issuer and related APA Banks of such Funding Agent's receipt of any request for an Incremental Transfer to be made to such Person. At its option, any CP Issuer shall accept or reject any such offer by notice given to its related Funding Agent by telephone or telecopy. The Funding Agent will provide notice of any rejection of any such offer. Increases pursuant to this Section 2.2(a), together with decreases pursuant to Section 2.6(a), may occur no more than once per calendar week
(unless otherwise agreed by the Funding Agents).

Each notice of proposed Transfer shall be irrevocable and binding on the
Transferor, and the Transferor shall indemnify the Transferees against any loss or expense incurred by the Transferees, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any actual loss or expense incurred by the
Transferees, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by the Transferees (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) for the Transferees to fund such Incremental Transfer.

On or before the date of the initial Incremental Transfer, each Funding Agent, on behalf of its related Transferees, shall deliver written confirmation to the
Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s)
relating to such Transfer, and the Transferor shall deliver to the
Administrative Agent the Transfer Certificate in the form of Exhibit F hereto
(the "Transfer Certificate"). The Administrative Agent shall indicate the amount of the initial

                                       23

Incremental Transfer together with the date thereof on the grid attached to the
Transfer Certificate. On the date of each subsequent Incremental Transfer, each
Funding Agent shall send written confirmation to the Transferor and the
Administrative Agent of the Transfer Price, the Tranche Period(s), the Transfer
Date and the type of Tranche Rate(s) applicable to its related Transferee
Group's Pro Rata Share of such Incremental Transfer. The Administrative Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the
Incremental Transfers; provided that the failure to so evidence shall not affect the validity of any Incremental Transfer. Following each Incremental Transfer, each Funding Agent, on behalf of its related CP Issuer and related APA Banks, shall deposit to the Transferor's account at the location indicated in Section
10.3 hereof, in immediately available funds, an amount equal to its related
Transferee Group's Pro Rata Share of the Transfer Price for such Incremental
Transfer made to its related CP Issuer and APA Banks, as applicable. The
Transferor hereby understands and agrees that, unless specifically provided otherwise in this Agreement, all Tranche Periods for a Transferee Group shall be
CP Tranche Periods if the related CP Issuer, in its sole discretion, so consents.

         (b) Reinvestment Transfers. On each day occurring after the initial
Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Transferees, and in consideration of the Transferor's agreement to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum
Percentage Factor, each CP Issuer in its sole discretion may agree to purchase, and its related APA Banks shall be obligated to purchase, from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with
Section 2.5 hereof, such that, after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of business on the
Business Day immediately preceding such Business Day plus the cash portion of the Transfer Price of any Incremental Transfer made on such day, if any, and
(ii) the Transferred Interest in each Receivable, together with Related
Security, Collections and Proceeds with respect thereto, shall be equal to the
Transferred Interest in each other Receivable, together with Related Security,
Collections and Proceeds with respect thereto.

         (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related
Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The aggregate undivided percentage ownership interest of the Transferees in the Receivables, together with the
Related Security, Collections and Proceeds with respect thereto, shall equal the
Percentage Factor in effect from time to time.

         (d) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter, until the Termination
Date, the Percentage Factor shall be deemed to be automatically recomputed as of the close of business of the Collection Agent on each day (other

                                       24

than a day on and after the Termination Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the occurrence of a Termination Event until the date on which the Net Investment has been reduced to zero and all accrued
Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall be fixed and shall remain at 100%. Following any assignment of any portion of the Transferred Interest held by a CP Issuer to its related APA Banks, the related Funding Agent shall, at all times and from time to time, calculate such CP Issuer's and each related APA Bank's pro rata interest in the Percentage Factor and regularly report thereon to such
Transferees (with copies thereof to the Transferor).

         SECTION 2.3. Selection of Tranche Periods and Tranche Rates.

         (a) Transferred Interest Held by a CP Issuer Prior to Termination Date.
At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Transferred Interest held by any of the APA Banks, the
Transferor may, subject to a CP Issuer's sole approval and the limitations described below, request that all or a portion of the related Group Net
Investment be funded at the CP Rate; provided that each CP Issuer may determine, from time to time, in its sole discretion, that funding such portion of the related Group Net Investment is not possible or is not desirable for any reason, in which case, each APA Bank in such CP Issuer's Transferee Group shall, subject to the conditions precedent set forth herein, fund such portion of the related
Group Net Investment.

         (b) Transferred Interest Held by a CP Issuer Following the Termination
Date. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the related APA Banks (or any of them), each CP Issuer or its related Funding Agent, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

         (c) Transferred Interest Held by the APA Banks Prior to the Termination
Date. At all times with respect to any portion of the Transferred Interest held by a Transferee Group's APA Banks prior to the Termination Date, unless the applicable Funding Agent shall have received three (3) Business Days' prior notice pursuant to Section 2.2(a)(iii), the initial Tranche Period applicable to such portion of the Group Net Investment allocable thereto shall be a period of at least three (3) days, and such Tranche shall be a BR Tranche. After such initial Tranche Period (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by the
APA Banks (or any of them), the Tranche Period applicable thereto shall be, at the Transferor's option, either a BR Tranche or a Eurodollar Tranche. For a
Eurodollar Tranche, the Transferor shall give the related Funding Agent irrevocable notice by telephone of the new requested Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche
Period. For a BR Tranche, the Transferor shall give the related Funding Agent irrevocable notice by telephone of the new requested Tranche Period at any time prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by a Transferee Group's APA Banks which is outstanding on the
Termination Date shall end on the Termination Date.

                                       25

         (d) Transferred Interest Held by APA Banks After the Termination Date.
At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall have been owned by, or transferred to, a
Transferee Group's APA Banks, the related Funding Agent shall select all Tranche
Periods and Tranche Rates applicable thereto.

         SECTION 2.4. Discount, Fees and Other Costs and Expenses. The
Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all fees hereunder, Discount, Servicing Fees and all other Aggregate Unpaids. On the last day of each Tranche Period (in the case of Discount calculated at the Eurodollar Rate or the Base Rate) or on each
Monthly Payment Date (in the case of Discount calculated at the CP Rate), the
Transferor shall pay to the Administrative Agent, for the benefit of the relevant Transferees, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event any portion of the Transferred
Interest is held by a CP Issuer, an amount equal to the discount accrued on such
CP Issuer's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest; provided that (i) in the event of any repayment or prepayment of a BR Tranche or a Eurodollar Tranche, accrued
Discount on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of a BR
Tranche or a Eurodollar Tranche, accrued interest on such BR Tranche or
Eurodollar Tranche shall be payable on the effective date of such conversion.
Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Such payments shall be deposited by or on behalf of the Transferor into the Collection Account.

Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this
Section 2.4.

         SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures. On
each day after the date of the initial Incremental Transfer but prior to the
Termination Date, and provided that no Termination Event shall have been declared by the Administrative Agent and be continuing, the Collection Agent shall, out of the Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) identify and hold in trust for the Transferees (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Discount, fees and the
Servicing Fee (which may be retained by the Collection Agent) accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 hereof to the Transferor, for the benefit of the Transferees, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. On the last day of each Tranche Period (or, in the case of a CP Tranche Period, each Monthly
Payment Date), from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5 hereof, the Collection Agent shall deposit to the Collection Account an amount equal to the accrued and unpaid Discount and fees for such Tranche Period and to the extent not retained pursuant to clause
(i) above, shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The Administrative Agent, upon its receipt of such amounts in the Collection Account, shall distribute such amounts to the related Transferees entitled thereto in the manner provided in Section
2.12; provided that if the Administrative Agent shall have insufficient funds to pay all of

                                       26

the above amounts in full on any such date, the Administrative Agent shall notify the Transferor and the Transferor shall immediately pay to the
Administrative Agent, from funds previously paid to the Transferor, an amount equal to such insufficiency. In addition, the Collection Agent shall remit to the Transferor as collected such portion of Collections not allocated to the
Transferees.

         SECTION 2.6. Liquidation Settlement Procedures.

         (a) Voluntary Reductions of Group Net Investments. The Transferor may,
at any time and from time to time, reduce all or a portion of a Group Net
Investment ratably in accordance with each Transferee Group's Pro Rata Share by written notice to the related Funding Agent and the Administrative Agent by telecopy (unless otherwise agreed by applicable Funding Agent) no later than
12:00 Noon (New York time) on the second (2nd) Business Day prior to the
Business Day of the desired reduction; provided that each partial reduction of a
Group Net Investment shall be in an amount that is an integral multiple of
$1,000,000 and not less than $1,000,000 in the aggregate. On the day specified by the Transferor in the reduction notice, the Transferor shall pay to the related Funding Agent, for the benefit of its Transferees, an amount equal to the reduction amount specified in such notice. Reductions under this Section
2.6(a) may occur no more than once per calendar week (unless otherwise agreed by the related Funding Agent). Decreases pursuant to this Section 2.6(a), together with increases pursuant to Section 2.2(a), may occur no more than once per calendar week (unless otherwise agreed by the Funding Agents).

         (b) Mandatory Reductions of Group Net Investments. If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum
Percentage Factor, the Transferor shall immediately pay to each Funding Agent, for the benefit of the Transferees in its Transferee Group, such Transferee
Group's Pro Rata Share of an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Each Transferee Group's Pro Rata
Share of such amount shall be applied to the reduction of the related Group Net
Investment of Tranche Periods selected by the related Funding Agent.

         (c) Procedures Following the Termination Date or the Occurrence of a
Termination Event. On and after the Termination Date, the Collection Agent shall set aside and hold in trust for the Transferees (or deposit into the Collection
Account if so required pursuant to Section 2.12 hereof), the Percentage Factor of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the Transferees, as applicable; provided that on the day on which a Termination Event occurs, the
Collection Agent shall deposit to the Collection Account, for the benefit of the
Transferees, as applicable, any amounts set aside pursuant to Section 2.5 above and shall, on each day following the occurrence of a Termination Event, deposit the Percentage Factor of all Collections received on any such day into the
Collection Account.

On the last day of each Tranche Period (or, in the case of a CP Tranche Period, on the next succeeding Monthly Payment Date) to occur on or after the
Termination Date (or, if a Termination Event has occurred and is continuing, on a daily basis), (i) the Collection Agent

                                       27

         shall deposit to the Collection Account the amounts so set aside for the Transferees pursuant to the preceding sentence, and (ii) the Administrative
Agent shall distribute such funds first, in payment of the accrued Discount and accrued and unpaid fees payable by the Transferor hereunder to the
Administrative Agent or the Transferees, second, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, third, in reduction of the Net Investment until the Net Investment is reduced to zero, and fourth, in payment of all other Aggregate Unpaids then due and owing. The
Administrative Agent, upon its receipt of such amounts in the Collection
Account, shall distribute such amounts to the related Transferees entitled thereto as set forth above and in Section 2.12; provided that if the
Administrative Agent shall have insufficient funds on deposit in the Collection
Account to pay all of the above amounts in full on any such date, the
Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Administrative
Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof in accordance with Section 2.12.

         (d) Reconveyance. Following the date, on or after the Termination Date, on which the Net Investment has been reduced to zero and all accrued Discount,
Servicing Fees and all other Aggregate Unpaids have been paid in full, (i) the
Administrative Agent, on behalf of the Transferees, shall be considered to have reconveyed to the Transferor all of the Transferees' right, title and interest in, to and under the Receivables and Related Security, Collections and Proceeds
with respect thereto, (ii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent and (iii) the
Administrative Agent, on behalf of the Transferees, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary and appropriate to terminate the Transferees' interests in the
Receivables and Related Security, Collections and Proceeds with respect thereto.
Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the
Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

         SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay, as and when due in accordance with the Fee Letters, the fees specified in the Fee Letters.

         SECTION 2.8. Protection of Ownership Interest of the Transferees. (a)
The Transferor agrees that it will, and will cause each Originator to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative
Agent or the Funding Agents may reasonably request in order to perfect or protect the Transferred Interest or to enable the Administrative Agent, the
Funding Agents or the Transferees to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause each Originator to, in order to accurately reflect this purchase and sale transaction, (x) file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.6 hereof) as may be requested by the Administrative Agent or the Funding Agents and (y) mark its master data processing records and other documents with a legend describing the conveyance to the Transferor (in the case of the Originators) and the
Administrative Agent for the benefit of the

                                       28

Transferees (in the case of the Transferor), of the Transferred Interest. The
Transferor shall, and will cause each Originator to, upon request of the
Administrative Agent or the Funding Agents, obtain such additional search reports as the Administrative Agent or the Funding Agents shall reasonably request. To the fullest extent permitted by applicable law, the Administrative
Agent shall be permitted to file continuation statements and amendments thereto and assignments thereof without the Transferor's or any Originator's signature.
Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not change its name, identity, organizational form or jurisdiction of organization, nor relocate any office described on Exhibit H hereto where Records are kept unless it shall have: (i) given the Administrative Agent at least ten (10) days'
prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or reasonably requested by the Administrative Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of
Transferor.

         (b) The Collection Agent shall instruct all Obligors to cause all
Collections to be deposited directly with a Lock-Box Bank and shall instruct each Lock-Box Bank to deposit any Collections received to the related Lock-Box
Account on the same Business Day. Any Lock-Box Account maintained by a Lock-Box
Bank pursuant to the related Lock-Box Agreement shall be under the ownership and control of the Transferor, subject to a Lock-Box Agreement. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as no
Termination Event has occurred hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless it shall have complied with Section
5.2(e). If the Transferor or the Collection Agent receives any Collections, then the Transferor or the Collection Agent, as applicable, shall remit such
Collections to a Lock-Box Account no less frequently than once per calendar week; provided that if at any time the aggregate amount of Collections in the possession of the Transferor or the Collection Agent, as applicable, exceeds
$500,000, then the Transferor or the Collection Agent, as applicable, shall remit such Collections to a Lock-Box Account no later than the next Business
Day.

         SECTION 2.9. Deemed Collections; Application of Payments. (a) If on any
day a Receivable becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation of such Receivable, and the Transferor shall be deemed to have paid on such day to the Collection Agent an amount equal to such reduction or cancellation. Any such amount shall be reported as such on the next succeeding Monthly Report, Weekly Report or Daily Report, as applicable, and shall be applied by the Collection Agent as a Collection in accordance with
Section 2.5 or 2.6 hereof, as applicable. The Net Investment, and each Group Net
Investment, shall be reduced by the amount of such payment actually received by the Funding Agents. Notwithstanding the foregoing but only so long as the
Termination Date has not occurred, if and to the extent that the Percentage
Factor is less than 100% on any day on which a Receivable becomes a Diluted
Receivable (after giving effect to the applicable reduction to the Net
Receivables Balance as a result of such Diluted Receivable), the Transferor shall not be deemed to have received on such

                                       29

day a Collection of such Receivable in the amount of such reduction or cancellation of such Receivable, nor to have paid on such day to the Collection
Agent an amount equal to such reduction or cancellation.

         (b) If on any day any of the representations or warranties in Article
III is determined to be incorrect or untrue with respect to a Receivable as of the time to which such representation or warranty speaks, the Transferor shall be deemed to have received on such day a Collection of such Receivable equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred
Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net
Investment, and each Group Net Investment, shall be reduced by the amount of such payment actually received by the Funding Agents. Simultaneously with any such payment by the Transferor, each of the Transferees shall convey all of its right, title and interest in such Receivable and Related Security to the
Transferor, and the Administrative Agent, on behalf of the Transferees, shall take all action reasonably requested by the Transferor to effectuate such conveyance. Notwithstanding the foregoing but only so long as the Termination
Date has not occurred, if and to the extent that the Percentage Factor is less than 100% on any day on which a representation or warranty in Article III is determined to be incorrect or untrue with respect to a Receivable as of the time to which such representation or warranty speaks (after giving effect to the applicable reduction to the Net Receivables Balance as a result of the such
Receivable no longer constituting an Eligible Receivable), the Transferor shall be not deemed to have received on such day a Collection of such Receivable equal to the Outstanding Balance of such Receivable and such amount shall not be required to be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable.

         (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the applicable Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of any Receivable of such Obligor included in the Transferred
Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

         SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 Noon (New York time) on the day when due in immediately available funds; if such amounts are payable to the Transferees, they shall be paid or deposited in the Collection
Account, until otherwise notified by the Administrative Agent or the related
Funding Agent. No later than 2:00 P.M. (New York time) on the date of any
Incremental Transfer hereunder, each Transferee Group, acting through its
Funding Agent, will make available to the Transferor, in immediately available funds, such Transferee Group's Pro Rata Share of the amount of such Incremental
Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer. The Transferor shall, to the extent permitted by law, pay to each Funding Agent, for the benefit of the related
Transferees upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Discount calculated

                                       30

at the Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days elapsed. Any computations by a Funding Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

         SECTION 2.11. Reports. (a) On each Monthly Report Date, the Collection
Agent shall prepare and forward to the Administrative Agent, the Funding Agents and the Transferor a Monthly Report as of the end of the last day of the immediately preceding Monthly Settlement Period.

         (b) At any time when the senior secured debt ratings assigned by
Standard & Poor's and Moody's to the Parent are below BBB- or Baa3, respectively, no later than 3:00 p.m. (New York time) on each Weekly Report
Date, the Collection Agent shall prepare and forward to the Administrative
Agent, the Funding Agents and the Transferor a weekly report in substantially the form of Exhibit E-1 hereto (the "Weekly Report") as of the end of the last day of the immediately preceding calendar week.

         (c) At any time when (i) the senior secured debt ratings assigned by
Standard & Poor's and Moody's to the Parent are below B or B2, respectively or
(ii) a Termination Event has occurred and is continuing, by no later than 3:00
p.m. (New York time) on each Business Day, the Collection Agent shall prepare and forward to the Administrative Agent, the Funding Agents and the Transferor a
daily report in substantially the form of Exhibit E-2 hereto (the "Daily
Report") as of the close of business on the immediately preceding Business Day.

         (d) Within five days of its receipt of a request from the
Administrative Agent (or such greater number of days as the Administrative Agent may agree), the Collection Agent shall prepare and forward to the Administrative
Agent such other information regarding the operations, business affairs and financial condition of the Transferor, or compliance with the terms of any
Transaction Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Transferee).

         SECTION 2.12. Collection Account. (a) There shall be established by the
Transferor prior to the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Administrative Agent on behalf of the
Transferees, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Administrative Agent on behalf of the Transferees, which
Collection Account shall be held with JPMorgan Chase Bank, in its capacity as a
"securities intermediary" (as defined in Section 8-102 of the Relevant UCC) and a "bank" (as defined in Section 9-102 of the Relevant UCC) (the "Financial
Institution"). On and after the occurrence of a Termination Event, and during the continuation of any such Termination Event, the Collection Agent shall remit daily to the Collection Account the Percentage Factor of all Collections
received with respect to any Receivables. Funds on deposit in the Collection
Account (other than investment earnings) shall be invested by the Administrative
Agent (in consultation with the Transferor prior to the occurrence of a
Termination Event) in Permitted Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the
Collection Account shall be retained in the

                                       31

Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor.

         (b) For so long as any amounts remain due and owing to the Transferees hereunder or under the other Transaction Documents, the Administrative Agent shall distribute all payments received by it in respect of the Transaction
Documents for the benefit of the Transferees by transferring to the relevant
Transferees all payments in respect of Discount, fees and reductions of the Net
Investment, together with any other amounts due and owing to the Transferees to such Transferees. If amounts shall be insufficient at any time for the payment of such amounts, or in connection with any reduction of the Net Investment
(except as specifically provided herein), such distributions shall be made to the relevant Transferees ratably (based on the amounts owing to such Persons)
among all such Persons entitled to payment thereof. Such transfers shall be made by the Administrative Agent by withdrawing funds on deposit in the Collection
Account and remitting such funds to the accounts of the Transferees specified by each of them from time to time.

         (c) The Collection Account is either a "securities account" (as defined in Section 8-501 of the Relevant UCC) or a "deposit account" (as defined in
Section 9-102(a)(29) of the Relevant UCC). To the extent the Collection Account is a securities account, each item of property (whether constituting investment property, a financial asset, a security, an instrument or cash) shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Relevant
UCC. All securities or other property underlying any financial assets credited to the Collection Account shall be registered in the name of the Financial
Institution, indorsed to the Financial Institution or in blank or credited to another securities account maintained in the name of the Financial Institution, and in no event will any financial asset credited to the Collection Account be registered in the name of the Transferor or its Affiliates, payable to the order of the Transferor or its Affiliates or specially indorsed to the Transferor or its Affiliates except to the extent the foregoing have been specially indorsed to the Financial Institution or in blank. The Collection Account shall at all times be under the sole control of the Administrative Agent on behalf of the
Transferees. If at any time the Financial Institution shall receive any order from the Administrative Agent directing transfer or redemption of any financial asset relating to the Collection Account or any instruction originated by the
Administrative Agent directing the disposition of funds in the Collection
Account, the Financial Institution shall comply with such entitlement order or instruction without the consent of the Transferor or any other Person.

         (d) The Financial Institution hereby confirms that (i) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collection Account and/or any property credited thereto pursuant to which the Financial Institution has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Relevant UCC) or instructions (within the meaning of Section 9-104 of the
Relevant UCC) of such other Person, (ii) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the
Transferor or any of its Affiliates purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions and (iii) except for the claims and interests of the Administrative
Agent, the Funding Agents and the Transferees in the Collection Account, the
Financial Institution does not know of any lien on, or claim to, or interest in, the Collection

                                       32

Account or in any financial asset (as defined in Section 8-102(a) of the
Relevant UCC) credited thereto. The Financial Institution shall give the
Administrative Agent prompt written notice of any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collection Account or in any financial asset carried therein. The Financial Institution shall not change the name, location or account number of the Collection Account without the prior written consent of the Administrative Agent (acting at the direction of the Required APA
Banks).

         SECTION 2.13. Right of Setoff. Each of the Transferees is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of a Termination Event, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived)
any deposits and any other indebtedness held or owing by such Transferee to, or for the account of, the Transferor against the amount of the Aggregate Unpaids
(other than those amounts included therein for which recourse is limited to the
Transferred Interest) owing by the Transferor to such Person (even if contingent or unmatured).

         SECTION 2.14. Sharing of Payments, Etc. If any Transferee (for purposes of this Section 2.14 only, being a "Recipient") shall obtain any payment
(whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its ratable share of payments on account of any interest in the
Transferred Interest obtained by the Transferees entitled thereto, such
Recipient shall forthwith purchase from the Transferees entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other
Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a)
the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

         SECTION 2.15. Broken Funding. In the event any portion of the Net
Investment held by a CP Issuer is reduced (whether as a result of a payment by the Transferor, a sale of such Net Investment by a CP Issuer to its related APA
Banks, the provisions of Section 2.17 or otherwise), the Transferor shall compensate such CP Issuer in full, without duplication, for any loss, cost or expense attributable to such event, such amount to be payable to such CP Issuer on the next succeeding Monthly Payment Date. In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of the
Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar
Tranche), (b) the conversion of any Eurodollar Tranche other than on the last day of the related Eurodollar Tranche Period, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Transferor shall compensate the APA Banks, without duplication, for the loss, cost and expense attributable to such event. Such loss, cost or expense to any APA Bank shall be deemed to include an amount determined by such APA Bank to be the excess, if any, of

                                       33

(i) the amount of Discount which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at the per annum interest rate determined pursuant to clause (b) of the definition of Eurodollar Rate, that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of the Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Tranche Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such APA Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market. Within forty-five (45) days after any
APA Bank hereunder receives actual knowledge of any of the events specified in this Section 2.15, a certificate of such APA Bank setting forth any amount or amounts that such APA Bank is entitled to receive pursuant to this Section 2.15 and the reason(s) therefor shall be delivered to the Transferor (with a copy to the Administrative Agent and the related Funding Agent) and shall be conclusive absent manifest error. The Transferor shall pay each such APA Bank the amount shown as due on any such certificate within ten days following receipt thereof.

         SECTION 2.16. Conversion and Continuation of Outstanding Tranches
Funded by the APA Banks. Prior to the occurrence of a Termination Event, (a)
each BR Tranche hereunder may, at the option of the Transferor, be converted to a Eurodollar Tranche and (b) each Eurodollar Tranche may, at the option of the
Transferor, be continued as a Eurodollar Tranche or converted to a BR Tranche;
provided that from and after the occurrence of the Termination Date (other than as the result of the occurrence of a Termination Event), no Eurodollar Tranche may be converted or continued to a date later than the immediately succeeding
Monthly Payment Date. If a Termination Event has occurred and is continuing, then (i) no outstanding Tranche funded by the APA Banks may be converted to, or continued as, a Eurodollar Tranche and (ii) unless repaid, each Eurodollar
Tranche shall be converted to a BR Tranche on the last day of the Tranche Period related thereto. For any such conversion or continuation, the Transferor shall give the Administrative Agent and the related Funding Agent irrevocable notice
(each, a "Conversion/Continuation Notice") of such request not later than 12:30
P.M. (New York time) (i) in the case of a conversion of a BR Tranche into a
Eurodollar Tranche, or a continuation of a Eurodollar Tranche as a Eurodollar
Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) in the case of a conversion of a
Eurodollar Tranche into a BR Tranche or a continuation of a BR Tranche as a BR
Tranche, on the Business Day of such conversion or continuation. If a
Conversion/Continuation Notice has not been timely delivered with respect to any
BR Tranche or Eurodollar Tranche, such Funding shall be automatically continued
as, or converted to, a BR Tranche. Each Conversion/Continuation Notice shall specify (a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (c) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

         SECTION 2.17. Illegality. (a) Notwithstanding any other provision herein, if, after the Effective Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the

                                       34

compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any APA Bank to acquire or maintain a Eurodollar Tranche as contemplated by this Agreement, (i) such APA Bank shall, within forty-five (45)
days after receiving actual knowledge thereof, deliver a certificate to the
Transferor (with a copy to the Administrative Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error,
(ii) the commitment of such APA Bank hereunder to make a portion of a Eurodollar
Tranche, continue any portion of a Eurodollar Tranche as such and convert a BR
Tranche to a Eurodollar Tranche shall forthwith be suspended, and such suspension shall remain in effect so long as the circumstance described above exists, and (iii) such APA Bank's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the last day of the related Eurodollar Tranche Period, or within such earlier period as required by law.

If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Eurodollar Tranche Period, the
Transferor shall pay to such APA Bank such amounts, if any, as may be required to compensate such APA Bank pursuant to Section 2.15 hereof. If circumstances subsequently change so that it is no longer unlawful for an affected APA Bank to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, such APA Bank will, as soon as reasonably practicable after such APA
Bank knows of such change in circumstances, notify the Transferor and the
Administrative Agent, and upon receipt of such notice, the obligations of such
APA Bank to acquire or maintain its acquisition of portions of Eurodollar
Tranches or to convert its portion of a BR Tranche into portions of Eurodollar
Tranches shall be reinstated.

         (b) Each APA Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17(a) with respect to such APA Bank, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such APA Bank to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such APA Bank, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

         SECTION 2.18. Inability to Determine Eurodollar Rate. If, prior to the first day of any Eurodollar Tranche Period:

              (i) any Funding Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the
         Eurodollar Rate for such Eurodollar Tranche Period with respect to such
         Funding Agent's related APA Banks; or

              (ii) any Funding Agent shall have received notice from its related
         APA Banks that the Eurodollar Rate determined or to be determined for such Eurodollar Tranche Period will not adequately and fairly reflect the cost to such APA Banks (as conclusively

                                       35

         certified by such APA Banks) of purchasing or maintaining their affected portions of Eurodollar Tranches during such Eurodollar Tranche
         Period;

then, in either such event, such Funding Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor and such Funding Agent's related APA Banks as soon as practicable (but, in any event, within forty-five
(45) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by such Funding Agent, no further Eurodollar
Tranches shall be made with respect to the related APA Banks. The related
Funding Agent agrees to withdraw any such notice as soon as reasonably practicable after it is notified of a change in circumstances which makes such notice inapplicable.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of the Transferor. The
Transferor hereby represents and warrants to the Administrative Agent, the
Funding Agents and the Transferees as of the Effective Date and as provided in
Section 3.2 that:

         (a) Company Existence and Power. The Transferor is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all limited liability company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The
Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

         (b) Company and Governmental Authorization; Contravention. The
execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party, and the
Transferor's use of the proceeds of purchases made hereunder, are within the
Transferor's limited liability company powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section
2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Formation or
Limited Liability Company Agreement of the Transferor or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.8 hereof).

         (c) Binding Effect. Each of this Agreement and the other Transaction
Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to the affects of applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

                                       36

         (d) Perfection. Immediately preceding each Transfer hereunder, the
Transferor shall be the owner of all of the Receivables, free and clear of all
Adverse Claims. On or prior to each Transfer and each recomputation of the
Transferred Interest, all financing statements and other documents required to be recorded or filed under the Relevant UCC in order to perfect the Transferred
Interest free and clear of any Adverse Claim will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

         (e) Accuracy of Information. All information heretofore furnished by or on behalf of the Transferor (including, without limitation, the Monthly Reports,
Weekly Reports, Daily Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements, and any other document, instrument, certificate or notice delivered to the Administrative Agent, the
Funding Agents or the Transferees) to the Administrative Agent, the Funding
Agents or the Transferees for purposes of, or in connection with, this Agreement and the other Transaction Documents is, and all such information hereafter furnished by or on behalf of the Transferor to the Administrative Agent, the
Funding Agents or the Transferees will be, true and accurate in every material respect as of the date to which such information speaks.

         (f) Tax Status. The Transferor has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

         (g) Action, Suits. Except as set forth in Exhibit G hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor, any Originator or the Support
Provider or their respective properties, in or before any court, arbitrator or other body, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (h) Use of Proceeds. No proceeds of any Transfer will be (i) used by the Transferor in any way which would violate or would be inconsistent with
Regulation T, U or X of the Board of Governors of the Federal Reserve System
from time-to-time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934 as
amended.

         (i) Place of Business. The principal place of business of the
Transferor is located at the address of the Transferor indicated in Section 10.3 hereof, and the location of the offices where the Transferor keeps Records, are located at the address(es) described on Exhibit H or such other locations notified to the Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

         (j) Good Title. Upon each Transfer, the Administrative Agent, on behalf of the Transferees, shall acquire a valid and perfected undivided percentage ownership or security interest to the extent of the Transferred Interest, free and clear of any Adverse Claim.

         (k) Tradenames, Etc. As of the date hereof: (i) the Transferor has no subsidiaries and divisions; and (ii) the Transferor has no tradenames and has not changed its name, merged

                                       37

with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

         (l) Nature of Receivables. Each Receivable (x) represented by the
Transferor or the Collection Agent to be an Eligible Receivable (including in any Monthly Report, Weekly Report, Daily Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net
Receivables Balance, in each case meets the requirements of the definition of
"Eligible Receivable" as of the date of such representation or inclusion, as applicable.

         (m) Coverage Requirement; Amount of Receivables. The Percentage Factor
does not exceed the Maximum Percentage Factor. As of the Effective Date, the
aggregate Outstanding Balance of the Receivables in existence was $176,484,000, and the Net Receivables Balance was $143,053,000.

         (n) Credit and Collection Policy. Since June 22, 2004, there have been no material changes in the Credit and Collection Policy. Since such date, no change has occurred in the overall rate of collection of the Receivables which could reasonably be expected to result in a Material Adverse Effect.

         (o) Collections and Servicing. Since May 21, 2004, there has been no change in (i) the ability of the Collection Agent to perform its obligations to service and collect the Receivables or (ii) the collectibility of the
Receivables, in either case, which could reasonably be expected to result in a
Material Adverse Effect.

         (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential
Termination Event.

         (q) Not an Investment Company. The Transferor is not, and is not
controlled by, an "investment company" within the meaning of the Investment
Company Act of 1940, as amended, or is exempt from all provisions of such Act.

         (r) ERISA. Each of the Transferor and its ERISA Affiliates is in
compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation (or any Benefit Plan) on any of the
Receivables.

         (s) Lock-Box Banks; Lock-Box Accounts; Lock-Boxes. The names and addresses of all the Lock-Box Banks, together with the account numbers of the
Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and the Funding Agents and for which
Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment directly to a Lock-Box Bank, and all Lock-Box Banks have been instructed to deposit all such payments directly to the related Lock-Box Account on the same Business Day. All commercially reasonable efforts have been taken to ensure that only Collections are deposited into a Lock-Box Account.

                                       38

         (t) Bulk Sales. No transaction contemplated hereby or by the
Receivables Purchase Agreement requires compliance with any "bulk sales" act or similar law.

         (u) Transfers Under Receivables Purchase Agreement. Each Receivable
which has been transferred to the Transferor by an Originator has been purchased or acquired by the Transferor from such Originator pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

         (v) Preference; Voidability. The Transferor has given reasonably equivalent value to each Originator in consideration for the transfer to the
Transferor of the Receivables and Related Security, Collections and Proceeds
with respect thereto from such Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Originator to the
Transferor, and no such transfer is intended to be voidable under the Bankruptcy
Code.

         SECTION 3.2. Reaffirmation of Representations and Warranties by the
Transferor. On the date of each Incremental Transfer and on each Reporting Date, the Transferor, by accepting the proceeds of the Transfer on such Transfer Date, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof or by delivery of a Monthly Report, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are true and correct on and as of such day as though made on and as of such day, other than those representations and warranties which speak to an earlier date, which shall be true and correct as of such earlier date.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         SECTION 4.1. Conditions to Effectiveness. This Agreement shall become effective on the first day on which the Administrative Agent and the Funding
Agents shall have received the following documents, instruments and fees, all of which shall be in a form and substance acceptable to the Administrative Agent, the Funding Agents and the Transferees (such day, the "Effective Date"):

         (a) A Certificate of the Secretary of the Transferor in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the
Administrative Agent, the Funding Agents and the Transferees may conclusively rely until such time as the Administrative Agent shall receive from the
Transferor a revised Certificate meeting the requirements of this clause
(a)(i)), (ii) a copy of the Transferor's Certificate of Formation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the
Transferor's Limited Liability Company Agreement and (iv) certificates of the
Secretaries of State of the States of Delaware and Illinois certifying the
Transferor's good standing under the laws of the States of Delaware and
Illinois, respectively.

         (b) A Certificate of the Secretary of each Originator in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized

                                       39

on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it hereunder (on which Certificate the
Administrative Agent, the Funding Agents and the Transferees may conclusively rely until such time as the Administrative Agent shall receive from such
Originator a revised Certificate meeting the requirements of this clause
(b)(i)), (ii) a copy of such Originator's Certificate of Incorporation, certified by the Secretary of State of the State in which it is organized or a copy of its limited partnership agreement, as applicable, (iii) a copy of such
Originator's By-Laws, (iv) a copy of resolutions of the Board of Directors or other governing body of such Originator approving this transaction and (v) with respect to Nalco Company, certificates of the Secretaries of State of the States of Delaware and Illinois certifying that Nalco Company is in good standing under the laws of such States and with respect to Nalco Energy Services L.P., certificates of the Secretaries of State of the States of Delaware, Texas and
Illinois certifying that Nalco Energy Services L.P. is in good standing under the laws of such States.

         (c) A Certificate of the Secretary of the Parent in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute the Parent Guaranty and any other documents to be delivered by it hereunder (on which Certificate the
Administrative Agent, the Funding Agents and the Transferees may conclusively rely until such time as the Administrative Agent shall receive from the Parent a revised Certificate meeting the requirements of this clause (c)(i)), (ii) a copy of the Parent's Certificate of Formation, certified by the Secretary of State of
Delaware, (iii) a copy of the Parent's Operating Agreement, (iv) a copy of resolutions of the Board of Directors of the Parent approving this transaction and (v) certificates of the Secretaries of State of the States of Delaware and
Illinois certifying that the Parent is in good standing under the laws of such
States.

         (d) Copies of proper financing statements, naming the Transferor as the debtor, the Administrative Agent, as secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent and the Funding Agents, desirable under the Relevant
UCC of all appropriate jurisdictions or any comparable law to perfect the
Administrative Agent's security interest in all Receivables, Related Security and Collections.

         (e) Copies of proper financing statements, naming each Originator as debtor, the Transferor as secured party, and the Administrative Agent, as assignee of the secured party, and other similar instruments or documents as may be necessary or, in the opinion of the Administrative Agent and the Funding
Agents, desirable under the relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership or security interest in all
Receivables, Related Security and Collections.

         (f) Certified copies of request for information or copies, dated a date reasonably near the Effective Date, listing all effective financing statements which name the Transferor and each Originator (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (d) or (e) above together with copies of such financing statements (none of which shall cover any Receivables,
Contracts or Collections with respect thereto).

                                       40

         (g) Executed copies of the Lock-Box Agreements relating to each of the
Lock-Box Accounts.

         (h) An opinion of in-house counsel to the Transferor and the
Originators, re: certain corporate matters.

         (i) An opinion of Simpson Thacher & Bartlett LLP, special counsel to the Transferor and the Originators, re: nonconsolidation.

         (j) An opinion of Simpson Thacher & Bartlett LLP, special counsel to the Transferor and the Originators, re: true sale between each Originator and the Transferor.

         (k) An opinion of Simpson Thacher & Bartlett LLP, special counsel to the Transferor and the Originators, re: validity of the security interest granted by the Originators to the Transferor and enforceability of the
Transaction Documents to which each is a party and certain other corporate matters.

         (l) An opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Transferor, relating to, among other things, the enforceability of the Limited Liability Company Agreement of the Transferor.

         (m) An opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Transferor, relating to the authority to file a voluntary bankruptcy petition on behalf of the Transferor.

         (n) An opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Transferor, relating to, among other things, the power and authority of the Transferor to enter into the Transaction Documents to which it is a party.

         (o) An opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Transferor, relating to, among other things, the perfection and priority of security interests.

         (p) An executed copy of this Agreement, the Receivables Purchase
Agreement, the Support Agreement, the Lock-Box Agreements and each other
Transaction Document.

         (q) Evidence that the fees specified in the Fee Letters for payment on or prior to the Effective Date have been paid to the related Funding Agents.

         (r) A Monthly Report for the month ended May 2004 and a Weekly Report for the week ended June 18, 2004.

         (s) A copy of IRS Form W-9 duly completed by the Transferor.

         (t) Such other documents, instruments, certificates and opinions as the
Administrative Agent, the Funding Agents and the Transferees shall reasonably request.

                                       41

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.1. Affirmative Covenants of Transferor. At all times from the
Effective Date to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero and all accrued
Discount, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, unless the Funding Agents shall otherwise consent in writing:

         (a) Financial Reporting. The Transferor will furnish to the
Administrative Agent and the Funding Agents:

              (i) Annual Reporting. Within ninety (90) days after the close of the Transferor's fiscal year, unaudited financial statements for the
         Transferor, prepared in accordance with GAAP, including a balance sheet as of the end of such period, related statements of operations, cash flows and owner's equity.

              (ii) Compliance Certificate. Together with the financial
         statements required hereunder, a compliance certificate signed by a financial officer of the Transferor stating that (x) the attached financial statements fairly present, in all material respects, the financial condition and results of operations of the Transferor, as of the time periods to which such financial statements relate and (y) no
         Termination Event or Potential Termination Event exists, or if any
         Termination Event or Potential Termination Event exists, stating the nature and status thereof.

              (iii) Notice of Termination Events or Potential Termination
         Events. Promptly upon the occurrence of a Termination Event or a
         Potential Termination Event, cause the Collection Agent to deliver the notice required pursuant to Section 6.7(a)(ix).

              (iv) Change in Credit and Collection Policy. Within two (2) days after the date of any material change in the Credit and Collection
         Policy, a copy of the Credit and Collection Policy then in effect, indicating such change.

              (v) Debt Rating. Within one (1) day after the date on which a
         Responsible Officer of the Transferor obtains knowledge of any change in the Parent's public or private debt ratings, if any, a written certification of the Parent's public and private debt ratings after giving effect to any such change.

         (b) Conduct of Business. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly formed, validly existing and in good standing as a domestic limited liability company in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                       42

         (c) Compliance with Laws. The Transferor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (d) Furnishing of Information and Inspection of Records. The Transferor
will furnish to the Administrative Agent and the Funding Agents from time to time such information with respect to the Receivables as the Administrative
Agent or the Funding Agents may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging history of the Receivables. The
Transferor will at any time and from time to time during regular business hours and upon reasonable notice, permit the Administrative Agent and the Funding
Agents, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or any Originator, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the
Transferor's or such Originator's performance hereunder and under the other
Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or any
Originator, as applicable, having knowledge of such matters.

         (e) Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each outstanding
Receivable and all Collections of and adjustments to each existing Receivable).
The Transferor will give the Administrative Agent and the Funding Agents notice of any material change in the administrative and operating procedures of the
Transferor referred to in the previous sentence.

         (f) Performance and Compliance with Receivables and Contracts. The
Transferor, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the
Transferor under the Contracts related to the Receivables.

         (g) Credit and Collection Policies. The Transferor will comply with the
Credit and Collection Policy in regard to each Receivable and the related
Contract.

         (h) Collections. All Obligors shall be instructed to cause all
Collections to be deposited directly with a Lock-Box Bank and each Lock-Box Bank shall be instructed to deposit any Collections directly into the related
Lock-Box Account on the same Business Day.

         (i) Collections Received. If the Transferor receives any Collections, then the Transferor shall hold such Collections in trust and deposit such
Collections into a Lock-Box Account no less frequently than once per calendar week; provided that if at any time the aggregate amount of Collections in the possession of the Transferor exceeds $500,000, then the

                                       43

Transferor shall remit such Collections to a Lock-Box Account no later than the next Business Day.

         (j) Sale Treatment. The Transferor will not (i) account for (excluding for tax purposes, which shall be in the discretion of the Transferor), or otherwise treat, the transactions contemplated by the Receivables Purchase
Agreement in any manner other than as a sale of Receivables by the Originators to the Transferor, or (ii) account for (other than for tax and accounting purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Transferees (or the
Administrative Agent on their behalf), as applicable. In addition, the
Transferor shall, and shall cause the Parent to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Person's financial statements)
the existence and nature of the transaction contemplated hereby and by the
Receivables Purchase Agreement (including that the assets of the Transferor are not available to satisfy the creditors of the Parent, the Originators or their
Affiliates (other than the Transferor)) and the interest of the Transferor (in the case of each Originator's financial statements) and the Transferees in the
Receivables and Related Security, Collections and Proceeds with respect thereto.

         (k) Authorized Business. The Transferor shall not engage in any business not permitted by its Limited Liability Company Agreement as in effect on the Effective Date.

         (l) Organizational Documents. The Transferor shall only amend, alter, change or repeal its Limited Liability Company Agreement with the prior written consent of the Administrative Agent (acting at the direction of the Required APA
Banks).

         (m) Solvency. The Transferor will at all times have assets sufficient
(i) to enable it to pay its debts generally as they become due and (ii) such that it will not be rendered insolvent by the transactions contemplated herein and in the other Transaction Documents.

         (n) Enforcement of Receivables Purchase Agreement. The Transferor shall enforce all rights held by it under the Receivables Purchase Agreement
(including, without limitation, requesting the payment of Purchase Price Credits pursuant to clause (ii) of Section 2.03 of the Receivables Purchase Agreement)
and shall not waive any breach of any covenant contained in Section 5.1 thereunder without the prior written consent of the Administrative Agent (acting at the direction of the Required APA Banks).

         (o) Separate Existence. The Transferor shall at all times:

              (i) maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Transferor will not be diverted to any other
         Person or for other than limited liability company uses of the
         Transferor, nor will such funds be commingled with the funds of the
         Support Provider or any subsidiary or Affiliate of the Support Provider except to the extent permitted by the Transactions Documents;

                                       44

              (ii) to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

              (iii) to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other
         Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

              (iv) enter into all material transactions between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

              (v) either maintain office space separate from the office space of the Support Provider and its Affiliates or, to the extent that the
         Transferor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

              (vi) issue separate financial statements prepared not less frequently than annually and prepared in accordance with GAAP;

              (vii) conduct its affairs strictly in accordance with its Limited
         Liability Company Agreement and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special directors' meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

              (viii) not assume or guarantee any of the liabilities of the
         Support Provider or any Affiliate thereof;

              (ix) maintain at least one independent director who (A) is not a stockholder, director, officer, employee or associate, or any relative of the foregoing, of the Support Provider or any of its Affiliates
         (other than the Transferor), and (B) has (1) prior experience as an independent director for an entity whose organizational documents required the unanimous consent of all independent directors thereof before such entity

                                       45

         could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, independent director services or placement services to issuers of securitization or structured finance instruments, agreements or securities; and

              (x) take, or refrain from taking, as the case may be, all other actions that are necessary on its part to be taken or not to be taken in order to operate its business and perform its obligations under the
         Transaction Documents in a manner which complies with this Section
         5.1(o) and is otherwise consistent with the factual assumptions described in the legal opinion delivered to the Funding Agents addressing issues of substantive consolidation.

         SECTION 5.2. Negative Covenants of the Transferor. At all times from the Effective Date to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount,
Servicing Fees and all other Aggregate Unpaids shall have been paid in full, unless the Funding Agents shall otherwise consent in writing:

         (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Receivables or Related Security or (y) any Lock-Box
Account or assign any right to receive income in respect thereof.

         (b) No Extension or Amendment of Receivables. The Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, if doing so would contravene the Credit and Collection Policy, without the prior written consent of the Funding Agents.

         (c) No Change in Business or Credit and Collection Policy. The
Transferor will not make any material change (i) in the character of its business or (ii) in the Credit and Collection Policy without the prior written consent of the Administrative Agent.

         (d) No Mergers, Etc. The Transferor will not consolidate or merge with or into any other Person, or sell, lease or transfer all or substantially all of its assets to any other Person.

         (e) Change in Payment Instructions to Obligors; Deposits to Lock-Box
Accounts. The Transferor will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account or any change in its instructions to any Lock-Box Bank regarding payment and deposits of Collections unless the Administrative Agent shall have received (i) thirty (30) days' prior notice of such addition, termination or change together with a revised copy of Exhibit C to this
Agreement; (ii) written confirmation from the Transferor that after the effectiveness of any such termination, there shall be at least one (1) Lock-Box
Account in existence; and (iii) prior to the effective date of such

                                       46

addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank, the Transferor, the applicable Originators, and the Administrative Agent and (y) copies of all agreements and documents signed by the Transferor, the applicable Originators or the respective Lock-Box
Bank with respect to any new Lock-Box Account. The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited (other than inadvertent deposits), to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

         (f) Change of Name, Etc. The Transferor will not change its name, identity, legal form or jurisdiction of organization unless at least ten (10)
days prior to the effective date of any such change the Transferor delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor as are necessary or advisable to reflect such change and to continue the perfection of the Administrative Agent's ownership interests or security interests in the Receivables and Related Security, Collections and
Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the
Administrative Agent to continue to exercise its rights contained in Section 2.8 hereof.

         (g) Amendment to Receivables Purchase Agreement. The Transferor will not amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Funding Agents; nor shall the Transferor take any other action under the Receivables Purchase Agreement that shall have a material adverse affect on the Administrative Agent, the Funding Agents or the
Transferees or which is inconsistent with the terms of this Agreement.

         (h) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor under or permitted by the Transaction Documents and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed
$5,000 at any one time outstanding.

         (i) ERISA Matters. The Transferor will not (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S.
Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan;
(iii) fail to make any payments to any Multiemployer Plan that the Transferor, any Originator or any ERISA Affiliate of the Transferor or such Originator is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, or permit an ERISA Affiliate of the Transferor or such
Originator to fail to make any such material payments to any Multiemployer Plan such ERISA Affiliate is so required to make; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, any Originator, or any ERISA Affiliate of the
Transferor or such Originator under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable

                                       47

events occurring within any fiscal year of the Transferor and such Originator, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, such Originator or any ERISA Affiliate of the Transferor or such
Originator.

         (j) Payment to the Originators. With respect to any Receivable sold or contributed by an Originator to the Transferor, the Transferor shall effect such sale or contribution under, and pursuant to the terms of, the Receivables
Purchase Agreement, including, without limitation, the payment by the Transferor of consideration equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

                                   ARTICLE VI
                         ADMINISTRATION AND COLLECTIONS

         SECTION 6.1. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such
Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Administrative Agent (acting at the direction of the Required APA Banks) gives notice to Nalco Company of the designation of a new Collection Agent pursuant to the next sentence, Nalco Company is hereby designated as, and hereby agrees to perform the duties and obligations of, the
Collection Agent pursuant to the terms hereof. If a Termination Event has occurred and is continuing, the Administrative Agent may (with the consent of the Required APA Banks), and upon the direction of the Required APA Banks the
Administrative Agent shall, designate as Collection Agent any Person (including itself) to succeed Nalco Company or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof.
If a Termination Event has occurred and is continuing, the Administrative Agent
(acting at the direction of the Required APA Banks) may notify any Obligor of the designation of a successor Collection Agent. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the
Administrative Agent (acting at the direction of the Required APA Banks);
provided that Nalco Company shall be permitted to delegate its duties hereunder to any of its Affiliates or their agents, but such delegation shall not relieve
Nalco Company of its duties and obligations hereunder.

         SECTION 6.2. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such reasonable actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the
Administrative Agent, the Funding Agents and the Transferees hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section
6.1 hereof, to enforce its respective rights and interests in and under the
Receivables and Related Security, Collections and Proceeds with respect thereto.
To the extent permitted by applicable law, the Transferor hereby grants to any
Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor's name and on behalf of the Transferor any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the

                                       48

Transferor's and/or the related Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the
Transferor and the Transferees their respective allocable shares of the
Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The
Collection Agent shall segregate and deposit to the Administrative Agent's account the Transferees' allocable share of Collections of Receivables when required pursuant to Article II hereof. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the
Administrative Agent shall have the absolute and unlimited right to direct the
Collection Agent (whether the Collection Agent is an Originator or any other
Person) to commence or settle any legal action to enforce collection of any
Receivable or to foreclose upon or repossess any Related Security. The
Collection Agent shall not make the Administrative Agent, the Funding Agents or the Transferees a party to any litigation relating to a Receivable without the prior written consent of such Person. The Collection Agent shall not be liable to the Administrative Agent, the Funding Agents or the Transferees for any
action or inaction that was directed by the Administrative Agent or the Funding
Agents; provided that the foregoing shall not apply to any failure of the
Collection Agent to follow the directions of the Administrative Agent or in the case of the gross negligence, bad faith or willful misconduct of the Collection
Agent.

         (b) The Collection Agent shall, as soon as practicable following receipt thereof, pay to the Person entitled thereto any collections received by it in its capacity as Collection Agent hereunder that do not constitute
"Collections" hereunder. If the Collection Agent is not the Transferor, an
Originator or an Affiliate of the Transferor or an Originator, the Collection
Agent, by giving three (3) Business Days' prior written notice to the
Administrative Agent, may revise the Servicing Fee, provided that such revised
Servicing Fee shall be a reasonable fee agreed upon by the Collection Agent and the Administrative Agent (acting at the direction of the Required APA Banks) on an arms-length basis reflecting rates and terms prevailing at such time. The
Collection Agent, if other than the Transferor or an Originator or an Affiliate of the Transferor or an Originator, shall as soon as practicable upon demand, deliver to the Originator all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

         (c) On or before ninety (90) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 2004, the Collection Agent shall cause a firm of independent public accountants acceptable to the Administrative Agent (acting at the direction of the Required
APA Banks) at the expense of the Transferor (who may also render other services to the Collection Agent, the Transferor, any Originator or any Affiliates of any
of the foregoing) to furnish a report to the Administrative Agent and the
Funding Agents to the effect that they have (i) selected at least one Monthly
Report (and, if applicable at least one Weekly Report and Daily Report) for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such report relating to sales, total dilution, net sales, collections, write-offs and aging of Receivables agreed with the information contained within the Collection Agent's underlying accounting records for the related settlement period, (ii) recalculated the Net Receivables Balance as of the end of at least one Monthly Settlement Period of each fiscal quarter and in connection with at least one Weekly Report during each calendar month, (iii)
selected at least one Monthly Report for each fiscal quarter and selected a sample of fifteen (15) Receivables from each such Monthly Report and verified that the

                                       49

Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied at the time of such treatment the requirements of clauses (ii), (iii)
and (vii) of the definition of such term contained herein, (iv) selected at least one Monthly Report (and, if applicable, Weekly Report and Daily Report)
for each fiscal quarter and conducted a "negative confirmation" of a sample of a total of fifty (50) Receivables selected from all such reports and verified that the Collection Agent's records and computer system used in servicing the
Receivables contained correct information with regard to outstanding balances, and (v) selected at least one Monthly Report (and, if applicable, Weekly Report and Daily Report) for each fiscal quarter and selected a sample of a total of fifty (50) Receivables from all such reports (which can be the same fifty (50)
Receivables selected in clause (iv) above) and verified that such Receivables were included in the proper aging category on such Monthly Report, Weekly Report or Daily Report, as applicable, based on the dates listed on the original
Contracts for such Receivables, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) (for purposes of this clause (a), an exception shall be deemed to be immaterial if, with respect to any Monthly Report, Weekly Report or Daily
Report, as applicable, such exception relates to an amount less than $50,000)
and (b) such other exceptions as shall be set forth in such statement.

         (d) Notwithstanding anything to the contrary contained in this Article
VI, the Collection Agent, if not the Transferor, an Originator or any Affiliate
of the Transferor or an Originator, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

         SECTION 6.3. Rights After Designation of New Collection Agent or a
Termination Event. At any time following the designation of a Collection Agent pursuant to Section 6.1 hereof or following a Termination Event:

              (i) The Administrative Agent may (with the consent of the Required
         APA Banks) or shall, at the direction of the Required APA Banks, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee for the benefit of the Transferees.

              (ii) The Transferor shall, at the request of the Administrative
         Agent (with the consent of the Required APA Banks) and at the
         Transferor's expense, give notice of the Transferees' ownership of
         Receivables to each Obligor and direct that payments be made directly to the Administrative Agent or its designee.

              (iii) The Transferor shall, at the request of the Administrative
         Agent (with the consent of the Required APA Banks), (A) assemble all of the Records, and shall make the same available to the Administrative
         Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all

                                       50

         such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(iv)     The Transferor hereby authorizes the Administrative Agent to take any and all steps in the Transferor's or the related Originator's name and on behalf of the Transferor and such Originator necessary or desirable, in the reasonable determination of the Administrative Agent (with the consent of the Required APA Banks), to collect all amounts due under any and all Receivables, including, without limitation, endorsing the
         Transferor's or such Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the related
         Contracts.

         SECTION 6.4. Responsibilities of the Transferor and each Originator.
Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Originator to, (i) perform all of such Originator's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the
Receivables Purchase Agreement and the exercise by the Administrative Agent, the
Funding Agents and the Transferees of their rights hereunder and under the
Receivables Purchase Agreement shall not relieve the Transferor or such
Originator from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent, the
Funding Agents nor any of the Transferees shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of any Originator thereunder.

         SECTION 6.5. Collection Agent Indemnification. The Collection Agent
shall indemnify and hold harmless the Administrative Agent, the Funding Agents and the Transferees and their permitted assigns (and their respective directors, officers, employees and agents), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any breach by the Collection
Agent of any of its representations, warranties or covenants contained in this
Agreement, including any judgment, award, settlement, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual action, proceeding or claim; provided that the Collection Agent shall not indemnify any such Person if such acts or omissions were attributable to gross negligence or willful misconduct by such Person or its officers, directors, agents or
Affiliates; provided further that this Section 6.5 shall not apply to any losses attributable to the financial inability of an Obligor to pay. The provisions of such indemnity shall run directly to and be enforceable by any of the
Administrative Agent, the Funding Agents and the Transferees. The provisions of this Section 6.5 shall survive the termination of this Agreement.

         SECTION 6.6. Representations and Warranties of the Collection Agent.
The Collection Agent hereby represents and warrants to the Administrative Agent, the Funding Agents and the Transferees as of the Effective Date, each date on which an Incremental Transfer is made and on each Reporting Date that:

         (a) Corporate Existence and Power. The Collection Agent is a
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of

                                       51

incorporation and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted except where the failure to have any of the foregoing could not reasonably be expected to have a Material
Adverse Effect. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         (b) Corporate and Governmental Authorization; Contravention. The
execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Collection Agent is a party are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section
2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or
Bylaws of the Collection Agent or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon the Collection
Agent or result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent (except as contemplated by Section 2.8 hereof).

         (c) Binding Effect. Each of this Agreement and the other Transaction
Documents to which the Collection Agent is a party constitutes the legal, valid and binding obligation of the Collection Agent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

         (d) Accuracy of Information. All information heretofore furnished by or on behalf of the Collection Agent (including, without limitation, the Monthly
Reports, Weekly Reports, Daily Reports, any reports delivered pursuant to
Section 2.11 hereof and the Collection Agent's financial statements, and any other document, instrument, certificate or notice delivered to the
Administrative Agent, the Funding Agents or the Transferees) to the
Administrative Agent, the Funding Agents or the Transferees for purposes of, or in connection with, this Agreement and the other Transaction Documents is, and all such information hereafter furnished by or on behalf of the Collection Agent to the Administrative Agent, the Funding Agents or the Transferees will be, true and accurate in all material respects as of the date to which such information speaks.

         (e) Action, Suits. Except as set forth in Exhibit G hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Collection
Agent threatened, against or affecting the Collection Agent, the Transferor, any
Originator or the Support Provider or their respective properties, in or before any court, arbitrator or other body, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         (f) Nature of Receivables. Each Receivable (x) represented by the
Collection Agent to be an Eligible Receivable (including in any Monthly Report,
Weekly Report, Daily Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the

                                       52

Net Receivables Balance, in each case meets the requirements of the definition of "Eligible Receivable" as of the date of such representation or inclusion, as applicable.

         (g) Coverage Requirement; Amount of Receivables. The Percentage Factor
does not exceed the Maximum Percentage Factor. As of the Effective Date, the
aggregate Outstanding Balance of the Receivables in existence was $176,484,000, and the Net Receivables Balance was $143,053,000.

         (h) Credit and Collection Policy. Since June 22, 2004, there have been no material changes in the Credit and Collection Policy other than those with respect to which the Administrative Agent has consented pursuant hereto. Since such date, no change has occurred in the overall rate of collection of the
Receivables which could reasonably be expected to result in a Material Adverse
Effect.

         (i) Collections and Servicing. Since May 21, 2004, there has been no change in (i) the ability of the Collection Agent to perform its obligations to service and collect the Receivables or (ii) the collectibility of the
Receivables, in either case, which could reasonably be expected to result in a
Material Adverse Effect.

         SECTION 6.7. Covenants of the Collection Agent.

         (a) Affirmative Covenants of the Collection Agent. At all times from the Effective Date to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero and all accrued
Discount, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, unless the Funding Agents shall otherwise consent in writing:

              (i) Conduct of Business. Solely as it relates to its duties as
         Collection Agent hereunder, the Collection Agent will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              (ii) Compliance with Laws. The Collection Agent will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except when the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

              (iii) Furnishing of Information and Inspection of Records. The
         Collection Agent will furnish to the Administrative Agent and the
         Funding Agents from time to time such information with respect to the
         Receivables as the Administrative Agent or the Funding Agents may
         reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with

                                       53

         an aging history of the Receivables. The Collection Agent will at any time and from time to time during regular business hours and upon reasonable notice, permit the Administrative Agent and the Funding
         Agents, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such Records, and to discuss matters relating to Receivables or the Collection Agent's performance hereunder and under the other
         Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the
         Collection Agent having knowledge of such matters.

              (iv) Keeping of Records and Books of Account. The Collection Agent
         will maintain and implement administrative and operating procedures
         (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each outstanding Receivable and all
         Collections of and adjustments to each existing Receivable). The
         Collection Agent will give the Administrative Agent and the Funding
         Agents notice of any material change in the administrative and operating procedures of the Collection Agent referred to in the previous sentence.

              (v) Performance and Compliance with Receivables and Contracts. The
         Collection Agent, at its expense, will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by the Collection Agent under the Contracts related to the
         Receivables except where the failure to so perform or comply could not reasonably be expected to have a Material Adverse Effect.

              (vi) Credit and Collection Policies. The Collection Agent will comply with the Credit and Collection Policy in regard to each
         Receivable and the related Contract.

              (vii) Collections. All Obligors shall be instructed to cause all
         Collections to be deposited directly with a Lock-Box Bank and each
         Lock-Box Bank shall be instructed to deposit any Collections directly into the related Lock-Box Account on the same Business Day.

              (viii) Collections Received. If the Collection Agent receives any
         Collections, then the Collection Agent shall hold such Collections in trust and deposit such Collections into a Lock-Box Account no less frequently than once per calendar week; provided that if at any time the aggregate amount of Collections in the possession of the Collection
         Agent exceeds $500,000, then the Collection Agent shall remit such
         Collections to a Lock-Box Account no later than the next Business Day.

              (ix) Notice of Termination Events or Potential Termination Events.
         Promptly upon the occurrence of a Termination Event or a Potential
         Termination Event, notice of the occurrence thereof together with a statement of the chief financial officer or chief accounting officer of the Collection Agent setting forth details of such Termination Event or

                                       54

         Potential Termination Event and the action which the Collection proposes to take with respect thereto.

         (b) Negative Covenants of the Collection Agent. At all times from the
Effective Date to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount,
Servicing Fees and all other Aggregate Unpaids shall have been paid in full, unless the Funding Agents shall otherwise consent in writing:

              (i) No Extension or Amendment of Receivables. The Collection Agent
         will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, in contravention of the Credit and Collection Policy, without the prior written consent of the Funding Agents.

              (ii) No Change in Credit and Collection Policy. The Collection
         Agent will not make any material change to the Credit and Collection
         Policy without the prior written consent of the Administrative Agent.

              (iii) No Change in Business. The Collection Agent will not make any change in the character of its business which could reasonably be expected to have a Material Adverse Effect.

              (iv) Change in Payment Instructions to Obligors; Deposits to
         Lock-Box Accounts. The Collection Agent will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account or any change in its instructions to any Lock-Box Bank regarding payment and deposits of Collections, unless it shall have complied with Section
         5.2(e). The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited (other than misdirected payments made by payors and other inadvertent deposits), to any
         Lock-Box Account cash or cash proceeds other than Collections of
         Receivables.

                                   ARTICLE VII
                               TERMINATION EVENTS

         SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

         (a) the Transferor, any Originator, the Collection Agent, the Parent or
the Support Provider shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure shall continue unremedied for one (1) Business Day;
or

         (b) any representation, warranty, certification or statement made by the Transferor, any Originator, the Collection Agent, the Parent or the Support
Provider in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant

                                       55

hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that a breach of Section 3.1(l) (or Sections
6.6(d) (to the extent the information referred to therein relates to the eligibility of Receivables) or 6.6(f)) will not result in a Termination Event if the applicable Receivable is removed from the Net Receivables Balance promptly after a Responsible Officer of the Collection Agent becomes aware of such breach; or

         (c) the Transferor, any Originator, the Collection Agent, the Parent or
the Support Provider shall default in the performance of any payment, covenant or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Section 2.11, 5.1(b), 5.1(h), 5.1(i), 5.2(a),
5.2(d), 5.2(e), 5.2(h), 6.7(a)(vi), 6.7(a)(vii), 6.7(a)(viii), 6.7(b)(ii) or
6.7(b)(iv) of this Agreement, (ii) to be performed or observed under Section
5.01(g) or 5.01(h) of the Receivables Purchase Agreement, (iii) to be performed or observed under Section 2.1, 5.1, 5.2, 5.3, 5.4 or 5.5 of the Support
Agreement, (iv) to be performed or observed under Section 2.1, 5.1, 5.2, 5.3,
5.4 or 5.5 of the Parent Guaranty or (v) to be performed or observed under any other provision of the Transaction Documents, and such default in the case of this clause (v) shall continue for ten (10) days following the earlier to occur of (x) a Responsible Officer of the Collection Agent or the Transferor becoming aware of such breach and (y) receipt of written notice of such breach by the
Transferor, the Collection Agent, the Parent or the Support Party from the
Administrative Agent or any Transferee; or

         (d) the Transferor, the Collection Agent, the Support Provider, the
Parent or any Originator shall fail to make any payment of principal or interest in respect of any Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, however, that solely with respect to the Collection Agent, the Parent, the
Support Provider, the Parent and the Originators, the foregoing shall only apply to Indebtedness the original aggregate principal amount thereof exceeds
$25,000,000; provided that this clause (d) shall not apply to secured
Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is not prohibited hereunder and is permitted under the documents providing for such
Indebtedness; or

         (e) a final judgment or judgments for the payment of money in excess of
$25,000,000 in the aggregate (net of insurance proceeds) at any time outstanding shall be rendered against any Originator, the Collection Agent, the Support
Party, the Parent or any of their respective Subsidiaries (other than the
Transferor) and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

         (f) a judgment or order for the payment of money shall be rendered against the Transferor; or

                                       56

         (g) any Event of Bankruptcy shall occur with respect to the Transferor, the Support Provider, the Collection Agent, the Parent or any Originator; or

         (h) the Administrative Agent, on behalf of the Transferees, shall, for any reason, fail or cease to have a valid and perfected ownership or security interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims; or

         (i) (x) a Termination Event shall have occurred under the Receivables
Purchase Agreement or (y) a Non-Payment Event shall have been declared under the
Receivables Purchase Agreement; or

         (j) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the
Receivables on the next Business Day following delivery of the Monthly Report,
Weekly Report or Daily Report, as applicable, so as to reduce the Percentage
Factor to less than or equal to 100%; or (ii) the Net Investment shall exceed the Facility Limit unless remedied within one Business Day; or

         (k) the average Dilution Ratio for the three (3) preceding Monthly
Settlement Periods exceeds 7.75%; or

         (l) the average Default Ratio for the three (3) preceding Monthly
Settlement Periods exceeds 2.65%; or

         (m) the average Delinquency Ratio for the three (3) preceding Monthly
Settlement Periods exceeds 5.80%; or

         (n) a notice of Lien has been filed against the Transferor, any
Originator, the Support Provider, the Parent, the Collection Agent or any of
their ERISA Affiliates covering any portion of the Transferred Interest under
Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which such provisions apply;
or

         (o) any Financial Covenant Default shall occur;

         (p) this Agreement, the Receivables Purchase Agreement, the Support
Agreement or the Parent Guaranty shall cease, for any reason, to be in full force and effect, or any party to such agreements shall so assert in writing or the Transferor, Collection Agent, any Originator, the Support Party or the
Parent shall otherwise seek to terminate or disaffirm its obligations under this
Agreement, the Receivables Purchase Agreement, the Support Agreement or the
Parent Guaranty;

         (q) a material adverse change with respect to (i) the enforceability or collectibility of the Receivables or (ii) the ability of Nalco Company, in its capacity as an Originator, Collection Agent or Support Provider, the Parent or
the Transferor to perform its respective obligations

                                       57

under the Transaction Documents to which Nalco Company, the Parent or the
Transferor, as the case may be, is a party; or

         (r) a Change of Control shall occur.

         SECTION 7.2. Remedies Upon the Occurrence of a Termination Event. (a)
If a Termination Event has occurred and is continuing, the Administrative Agent may (with the consent of the Required APA Banks), or at the direction of the
Required APA Banks shall, by notice to the Transferor and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(g) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to this Section 7.2(a), the Base Rate plus 3.00% shall be the Tranche
Rate applicable to the Net Investment for all existing and future Tranches, and all Aggregate Unpaids shall be deemed to be immediately due and payable.

         (b) In addition, if the Termination Date has been declared pursuant to
Section 7.2(a), (i) the Administrative Agent, on behalf of the Transferees, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC and other applicable law in respect thereto, (ii) the Facility Limit shall be reduced as of each calendar date thereafter equal to the Net Investment as of such date, (iv) the Percentage
Factor shall be increased to 100% and (v) the Administrative Agent, at the direction of the Required APA Banks, shall take any other action available to it under this Agreement and the other Transaction Documents (including, but not limited to, exercising its rights under the Lock-Box Agreements and Article VI hereof).

                                  ARTICLE VIII
                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

         SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Administrative Agent, the Funding Agents or the Transferees may
have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Administrative Agent, the Funding Agents and the Transferees and
any of their successors and permitted assigns and their respective officers, directors, agents and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, attorneys' fees (which such attorneys may be employees of the Administrative Agent or the Funding Agents) and disbursements
(all of the foregoing being collectively referred to as "Indemnified Amounts")
awarded against or incurred by any of them in any action or proceeding between the Transferor or any Originator (including in its capacity as the Collection
Agent) and any of the Indemnified Parties or between any of the Indemnified
Parties and any third party or otherwise arising out of or as a result of this
Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Administrative Agent, the Funding Agents or the
Transferees of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party and (ii) recourse for uncollectible Receivables due to the financial inability of an Obligor

                                       58

to pay. Without limiting the generality of the foregoing, but subject in all respects to the limitations set forth in clauses (i) and (ii) above, the
Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

         (a) any representation or warranty made by the Transferor or any officers or agents of the Transferor under or in connection with this Agreement, any of the other Transaction Documents, any Monthly Report, Weekly Report, Daily
Report or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

         (b) the failure by the Transferor to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

         (c) the failure to vest and maintain vested in the Administrative
Agent, for the benefit of the Transferees, an undivided first priority, perfected percentage ownership or security interest, to the extent of the
Transferred Interest, in the Receivables and Related Security, Collections and
Proceeds with respect thereto, free and clear of any Lien or (y) to create or maintain a valid and perfected first priority security interest in favor of the
Administrative Agent, for the benefit of the Transferees, in the Transferor's interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Lien;

         (d) the failure of the Transferor or the Collection Agent to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any of the Receivables or Related Security, Collections and
Proceeds with respect thereto;

         (e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

         (f) any failure of any agent of the Transferor to perform its duties or obligations in accordance with the provisions hereof;

         (g) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any
Receivable;

         (h) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

         (i) the failure by the Transferor to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party;

                                       59

         (j) any distribution of Collections to an Originator or the Collection
Agent if, after giving effect thereto and to any concurrent transfer of
Receivables to the Transferor, the Percentage Factor exceeds the Maximum
Percentage Factor;

         (k) the failure to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

         (l) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

         (m) the commingling of Collections of Receivables at any time with other funds that do not constitute Collections or proceeds of Receivables;

         (n) any investigation, litigation or proceeding related to this
Agreement, any of the other Transaction Documents, the use of proceeds of
Transfers, the ownership of Transferred Interests, or any Receivable, Related
Security or Contract;

         (o) the failure of any Lock-Box Bank to remit any amounts received by such Lock-Box Bank (whether by way of a Lock-Box or otherwise) or held in the
Lock-Box Accounts pursuant to the terms of the applicable Lock-Box Agreement whether by reason of the exercise of set-off rights or otherwise;

         (p) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or its agents to qualify to do business or file any notice of business activity report or any similar report;

         (q) any failure of the Transferor to give reasonably equivalent value to any Originator in consideration of the purchase by the Transferor from such
Originator of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy
Code; or

         (r) any action taken by the Transferor or its agents in the enforcement or collection of any Receivable.

         SECTION 8.2. Indemnity for Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official
Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

              (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the

                                       60

         Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any
         Indemnified Party or shall impose on any Indemnified Party or on the
         London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

              (ii) imposes upon any Indemnified Party any other expense
         (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the
         Receivables,

and the result of any of the foregoing is to increase the cost to such
Indemnified Party with respect to this Agreement, the other Transaction
Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount deemed by such
Indemnified Party to be material, then, upon demand therefor by such Indemnified
Party through its related Funding Agent, the Transferor shall pay to such
Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

         (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent)
as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive
(taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, upon demand therefor by such Indemnified Party through its Funding Agent, the
Transferor shall pay to such Funding Agent, for the benefit of such Indemnified
Party, such additional amount or amounts as will compensate such Indemnified
Party (or its parent) for such reduction.

         SECTION 8.3. Indemnity for Taxes. (a) All payments made by the
Transferor or the Collection Agent to the Administrative Agent or the Funding
Agents for the benefit of the Transferees under this Agreement and any other
Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official
Body,

                                       61

excluding (i) taxes imposed on the net income of the Administrative Agent, the
Funding Agents or any other Indemnified Party, however denominated, and (ii)
franchise taxes imposed on the net income of the Administrative Agent, the
Funding Agents or any other Indemnified Party, in each case imposed: (1) by the
United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Administrative
Agent, the Funding Agents or such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, the Funding Agents such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually,
"Taxes"). If any such Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Funding Agents or any Indemnified Party
hereunder, the amounts so payable to the Administrative Agent, the Funding
Agents or such Indemnified Party shall be increased to the extent necessary to yield to the Administrative Agent, the Funding Agents or such Indemnified Party
(after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The
Transferor shall indemnify the Administrative Agent, the Funding Agents or any
such Indemnified Party for the full amount of any such Taxes upon receipt of written demand therefor by the Administrative Agent or the Funding Agents.

         (b) Each Indemnified Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

              (i) deliver to the Transferor, the Administrative Agent and the
         Funding Agents (A) two duly completed copies of IRS Form W-8 BEN, or successor applicable form, as the case may be, and (B) an IRS Form W-8
         ECI, or successor applicable form, as the case may be;

              (ii) deliver to the Transferor, the Administrative Agent and the
         Funding Agents two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the
         Transferor; and

              (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the
         Transferor, the Administrative Agent and the Funding Agents;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor, the Administrative Agent and the Funding Agents. Each
such Indemnified Party so organized shall certify (i) in the case of an IRS Form
W-8 BEN,

                                       62

that it is entitled to receive payments under this Agreement and the other
Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 ECI, that it is entitled to an exemption from United States backup withholding tax. Each Person that is a Purchaser or Participant hereunder, or which otherwise becomes a party to this Agreement as an APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section 8.3.

         SECTION 8.4. Other Costs, Expenses and Related Matters. (a) The
Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Administrative Agent, the Funding Agents and the
Transferees harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Administrative Agent, the
Funding Agents and the Transferees) or intangible, documentary or recording taxes incurred (A) by or on behalf of the Administrative Agent, the Funding
Agents and the Transferees (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) (it being agreed that the
Transferor shall only be obligated under this clause (i) to pay the fees and expenses of one law firm for the Administrative Agent and all of the Funding
Agents and Transferees) and (ii) from time to time relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, and (B) by or on behalf of the Administrative Agent, the Funding Agents and the
Transferees from time to time (i) arising in connection with the enforcement or preservation of the rights of the Administrative Agent, the Funding Agents and the Transferees (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), and (ii) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

         (b) Each Funding Agent will notify the Transferor in writing of the receipt by such Funding Agent of notice of the occurrence of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article VIII. Any notice by a Funding Agent claiming compensation under this Article VIII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Funding Agent or any applicable
Indemnified Party may use any reasonable averaging and attributing methods.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.1. Appointment. Each Transferee and Funding Agent hereby irrevocably designates and appoints JPMorgan Chase Bank as Administrative Agent hereunder, and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the

                                       63

Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, subject in each case to the approval and direction of the Required APA Banks. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Transferee or Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or the other Transaction Documents or shall otherwise exist against the Administrative
Agent. In performing its functions and duties hereunder, the Administrative
Agent shall act solely as the agent of the Transferees under the Transaction
Documents, and the Administrative Agent does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for any such Person.

         SECTION 9.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and each other Transaction Document by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.
The Administrative Agent shall not be responsible for the negligence or misconduct (other than the gross negligence or willful misconduct) of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 9.3. Exculpatory Provisions. Notwithstanding any provision of this Agreement or any other Transaction Document: (i) the Administrative Agent shall not have any obligations under this Agreement or any other Transaction
Document other than those specifically set forth herein and therein, and no implied obligations of the Administrative Agent shall be read into this
Agreement or any other Transaction Document; and (ii) in no event shall the
Administrative Agent be liable under or in connection with this Agreement or any other Transaction Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this
Agreement or any other Transaction Document, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the
Administrative Agent (a) may consult with legal counsel (including counsel for the Transferees), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to any party hereto for any statements, warranties or representations (other than its own statements) made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to the parties hereto for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other
Transaction Documents (other than the legality, validity, enforceability or genuineness of its own execution, authorization and performance hereof and thereof), (d) shall incur no liability under or in respect of any of the
Commercial Paper or other obligations of the Transferees under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting in good faith upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

                                       64

Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Administrative Agent may be required under this
Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Administrative Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

         SECTION 9.4. Reliance by Administrative Agent. The Administrative Agent
shall in all cases be entitled to rely, and shall be fully protected in relying, in good faith, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or
Persons and upon advice and statements of legal counsel (including, without limitation, counsel to each of the Transferees), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent
shall in all cases be fully justified in failing or refusing to take any action in good faith under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Required APA Banks, as it deems appropriate, or it shall first be indemnified to its satisfaction by the
Required APA Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The
Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in good faith under this Agreement, the other
Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required APA Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Funding Agents and the Transferees.

         SECTION 9.5. Action Upon Termination Event. To the extent the
Administrative Agent is entitled to consent to or withhold its consent of any waiver or amendment of this Agreement or other Transaction Documents in accordance with the terms hereof or thereof or otherwise take action upon the occurrence of a Termination Event, the Administrative Agent shall (i) give prompt notice to the Funding Agents of any such waiver, amendment, Termination
Event of which it is aware and (ii) take such action with respect to such waiver, amendment, Termination Event as shall be directed by the Required APA
Banks.

         SECTION 9.6. Non-Reliance on Administrative Agent. Each of the parties hereto expressly acknowledges that neither the Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the
Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Transferor, any Originator, the Collection Agent or the
Support Provider, shall be deemed to constitute any representation or warranty by the Administrative Agent. Except as expressly provided herein, the
Administrative Agent shall not have any duty or responsibility to provide any
Person other than each Funding Agent and each Transferee with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Transferor, any
Originator, the Collection Agent

                                       65

or the Support Provider which may come into the possession of the Administrative
Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         SECTION 9.7. Indemnification. The APA Banks agree to indemnify the
Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Transferor, the Collection Agent, an
Originator or the Support Provider under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), on a pro rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the
Administrative Agent or the affected Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such affected
Person).

         SECTION 9.8. Successor Administrative Agent. The Administrative Agent
may, upon five (5) days' notice to each Funding Agent (with a copy to the
Transferor), and the Administrative Agent will, at the direction of the Required
APA Banks, resign as Administrative Agent; provided, in either case, that a
Funding Agent or a APA Bank agrees to become the successor Administrative Agent hereunder in accordance with the next sentence with the approval of the Required
APA Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required APA Banks during such period shall appoint from among the APA Banks a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative
Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its acceptance of such appointment and its delivery of a duly executed counterpart of this Agreement and an acknowledgment to each Funding
Agent, and the former Administrative Agent's rights, powers and duties as
Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was
Administrative Agent under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, and all accrued Discount, Servicing Fees and all other
Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Administrative Agent,

                                       66

the Funding Agents and the Transferees with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement,
(ii) the indemnification and payment provisions of Article VIII hereof, and
(iii) the agreements set forth in Sections 10.8 and 10.9 hereof, shall be continuing and shall survive any termination of this Agreement. On such date following the Termination Date described in the preceding sentence, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

         SECTION 10.2. Waivers; Amendments. No failure or delay on the part of the Administrative Agent, the Funding Agents or the Transferees in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement and the Receivables Purchase Agreement may be amended if, but only if, such amendment is in writing and is signed by the parties hereto and/or thereto and the Required APA Banks; provided, however, that no such amendment or waiver shall, without the consent of each affected APA
Bank, (A) extend the Scheduled Commitment Expiry Date or the date of any payment or deposit of Collections by the Transferor or Collection Agent, (B) reduce the rate or extend the time of payment of any interest or fees hereunder, (C) change the amount of an APA Bank's Pro Rata Share or Commitment, (D) consent to or permit the assignment or transfer by the Transferor of any of its rights or obligations under this Agreement, (E) amend or modify the definition of
"Required APA Banks," "Net Investment," "Percentage Factor," "Total Reserves" or
"Net Receivables Balance," or (F) amend or modify this Section 10.2.

         SECTION 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 10.3 and confirmation is received (provided that, for purposes of this clause (ii), any such transmission or confirmation occurring after regular business hours or on a non-Business Day shall be effective on the next succeeding Business Day), (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section 10.3 to the contrary notwithstanding, the Transferor hereby authorizes each Funding Agent to effect Transfers, Tranche Period and Tranche
Rate selections based on telephonic notices made by any Person which such
Funding Agent in good faith believes to be acting on behalf of the Transferor.
The Transferor agrees to deliver promptly to the Administrative Agent and each
Funding Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative
Agent or the related Funding Agent, as applicable, the records of such Person shall govern absent manifest error.

                                       67

If to DFC:

DELAWARE FUNDING COMPANY, LLC
4 New York Plaza, 6th Floor
New York, New York  10004
Attention: Lara Graff
Telephone: (212) 623-5370
Telecopy:  (212) 623-5980

If to the Transferor:
Nalco Receivables LLC
1601 W. Diehl Road
Naperville, Illinois 60563
Attention: General Counsel/Anthony Powell
Telephone: (630) 305-1554
Telecopy:  (630) 305-2840

Payment Information:
Bank One, NA
Chicago, Illinois
ABA # 071 000 013
Account:  0600687

If to the Collection Agent:
Nalco Company
1601 W. Diehl Road
Naperville, Illinois 60563
Attention: General Counsel/Anthony Powell
Telephone: (630) 305-1554
Telecopy:  (630) 305-2840

If to the Administrative Agent, DFC's Funding Agent or DFC's APA Banks:

JPMORGAN CHASE BANK
4 New York Plaza, 6th Floor
New York, New York  10004
Attention: Lara Graff
Telephone: (212) 623-5370
Telecopy:  (212) 623-5980

with a copy to:

JPMORGAN SECURITIES INC.
270 Park Avenue, 10th Floor
New York, New York  10017
Attention: Stacey Pike
Telephone: (212) 834-5284
Telecopy:  (212) 834-6657
and:

                                       68

JPMORGAN SERVICES

500 Stanton Christiana Road, 2CS
Newark, Delaware 19713
Attention: Lisa Haines
Telephone: (212) 634-5494
Telecopy:  (212) 634-5490

If to the APA Banks, at their respective addresses set forth in the related
Asset Purchase Agreement.

         SECTION 10.4. Further Assurances. Each of the Transferor and each
Collection Agent shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, from time to time, within a reasonable time period of such request, such further instruments and amendments and take such further action, in each case, as may be reasonably necessary (as determined by the Funding Agents in their sole discretion), to obtain the confirmation of the current ratings assigned to the Commercial Paper of any CP Issuer, to the extent such ratings are attributable to the transactions contemplated hereby and the other Transaction Documents. In furtherance of the foregoing and thereafter from time to time as may be necessary, each of the Transferor and the Collection
Agent shall (A) reasonably cooperate with each Rating Agency in connection with any review of the Transaction Documents which may be undertaken by such Rating
Agency and (B) provide each Rating Agency with such information or access to such information as they may reasonably request in connection with any future review of the ratings referred to above.

         SECTION 10.5. Governing Law; Submission to Jurisdiction; Integration.
(a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern
District of New York and of any New York state court sitting in The City of New
York for purposes of all legal proceedings arising out of or relating to this
Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Administrative Agent, the
Funding Agents or the Transferees to bring any action or proceeding against the
Transferor, Nalco Company, or their respective properties in the courts of other jurisdictions.

         (b) Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

         (c) This Agreement and each of the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                                       69

         SECTION 10.6. Severability; Counterparts. This Agreement may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same
Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.7. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor Nalco Company may assign any of its rights or delegate any of its duties hereunder or under any of the other
Transaction Documents to which it is a party without the prior written consent of the Administrative Agent (acting at the direction of the Required APA Banks).
No provision of this Agreement shall in any manner restrict the ability of any
Transferee to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest. Without limiting the foregoing, any CP Issuer may (with the consent of each of its related APA
Banks), on one or a series of transactions, transfer all or any portion of the
Transferred Interest held by it, and its rights and obligations under this
Agreement and the other Transaction Documents to which it is a party, to a
Conduit Assignee.

         SECTION 10.8. Confidentiality. (a) Each of the Transferor, the
Collection Agent and the Support Provider shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the CP Issuers, the APA Banks, the
Funding Agents and the Administrative Agent and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction
Documents, except for information that has become publicly available or information disclosed (x) to legal counsel, accountants and other professional advisors to the Transferor and Amacar Group LLC, the Collection Agent, the
Support Provider and their respective Affiliates, (y) as required by law, regulation or legal process, or (z) in connection with any legal or regulatory proceeding to which the Transferor, the Collection Agent, the Support Party or
any of their respective Affiliates is subject. Each of the Transferor, the
Collection Agent and the Support Party hereby consents to the disclosure of any nonpublic information with respect to it received by any CP Issuer, any APA
Bank, any Funding Agent or the Administrative Agent to (i) any of the CP
Issuers, APA Banks, Funding Agents or the Administrative Agent, (ii) any
nationally recognized rating agency providing a rating or proposing to provide a rating to the CP Issuers' Commercial Paper, (iii) any placement agent which proposes to offer and sell the CP Issuers' Commercial Paper, (iv) any provider of the CP Issuers' program-wide liquidity or credit support facilities, (v) any potential APA Bank or (vi) any participant or potential participant.

         (b) Each of the CP Issuers, the APA Banks, the Funding Agents and the
Administrative Agent shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the
Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Originators, the Support

                                       70

Party and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i)
to legal counsel, accountants and other professional advisors to the CP Issuers, the APA Banks, the Funding Agent, the Administrative Agent and their respective
Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the CP Issuers, the
APA Banks, the Funding Agent, the Administrative Agent or any of their respective Affiliates is subject.

         SECTION 10.9. No Bankruptcy Petition. Each of the parties hereto, in its capacity as a creditor, hereby covenants and agrees that (i) prior to the date which is one year and one day after the payment in full of all outstanding
Commercial Paper or other indebtedness of a CP Issuer, it will not institute against, or join any other Person in instituting against, or knowingly or intentionally encourage or cooperate with any Person in instituting against, such CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United
States or any state of the United States and (ii) prior to the date that is one year and one day after the payment in full of all Aggregate Unpaids, it will not institute against, or join any other Person in instituting against, or knowingly or intentionally encourage or cooperate with any Person in instituting against, the Transferor any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         SECTION 10.10. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of any CP Issuer under this Agreement are solely the corporate obligations of such CP Issuer and, in the case of obligations of a CP Issuer other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, such CP Issuer in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such CP Issuer but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all of such CP Issuer's
Commercial Paper.

No recourse under any obligation, covenant or agreement of a CP Issuer contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such CP Issuer, the Funding
Agent for such CP Issuer or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such CP
Issuer, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such CP Issuer, the Funding Agent for such CP Issuer or any of their
Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such CP Issuer contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such CP Issuer of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director,

                                       71

member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them or in any case of the gross negligence, bad faith or willful misconduct of any such Person.

         SECTION 10.11. Characterization of the Transactions Contemplated by the
Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Transferees (acting through the Administrative Agent), and that the Transferred Interest not be part of the
Transferor's estate in the event of an insolvency proceeding. However, without limiting the intent of the parties hereto and notwithstanding the foregoing, the
Transferor hereby grants to the Administrative Agent, on behalf of the
Transferees, a security interest in all of the Transferor's right, title and interest in, to and under, whether now owned or hereafter acquired, the
Receivables, together with Related Security, Collections, the Collection
Account, the Lock-Box Accounts, and Proceeds with respect thereto, together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the
Originators with respect to the Receivables, to secure all of the Transferor's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Administrative Agent, on behalf of the Transferees, all of its rights and remedies under the
Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of any Originator with respect to the Receivables.
The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior written consent of the Administrative Agent (acting at the direction of the
Required APA Banks).

         SECTION 10.12. Waiver of Setoff. Each of the Administrative Agent, the
Transferor, the Collection Agent, and the Originator hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any CP Issuer or its assets.

         SECTION 10.13. JPMorgan Chase Bank Conflict Waiver. JPMorgan Chase Bank
acts as Funding Agent, Administrative Agent and as administrative agent for DFC, as issuing and paying agent for DFC's Commercial Paper, as provider of other backup facilities for DFC, and may provide other services or facilities from time to time (the "JPMorgan Chase Roles"). Each of the parties hereto hereby acknowledges and consents to any and all JPMorgan Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by
JPMorgan Chase Bank's acting as the Administrative Agent or as a Funding Agent or an APA Bank and acting as or maintaining any of the JPMorgan Chase Roles, and agrees that in connection with any JPMorgan Chase Role, JPMorgan Chase Bank may take, or refrain from taking, any action which it in its discretion deems appropriate.

         SECTION 10.14. Liability of Funding Agents. Notwithstanding any
provision of this Agreement: (i) the Funding Agents shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Funding Agents shall be read into this
Agreement; and (ii) in no event shall the Funding Agents be liable under or in

                                       72

connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. Neither the Funding Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by them under or in connection with this Agreement, except for their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agents (a) may consult with legal counsel (including counsel for the CP Issuers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Transferees, the
Transferor, any Originator, the Support Provider or the Collection Agent for any
statements, warranties or representations made in or in connection with this
Agreement or the other Transaction Documents, (c) shall not be responsible to the Transferees, the Transferor, any Originator, the Support Provider or the
Collection Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction
Documents, (d) shall incur no liability under or in respect of any of the
Commercial Paper or other obligations of the Transferees under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Funding Agents may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agents agree to give such notice or take such action only to the extent that they have actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Receivables Transfer Agreement as of the date first written above.

                                          NALCO RECEIVABLES LLC, as Transferor

                                          By: /s/ Anthony L. Powell
                                             ----------------------------------
                                             Name: Anthony L. Powell
                                             Title: Assistant Treasurer

                                          NALCO COMPANY
                                                   as Collection Agent

                                          By: /s/ Anthony L. Powell
                                             ----------------------------------
                                             Name: Anthony L. Powell
                                             Title: Assistant Treasurer

                                 Signature Page
                                       to
                         Receivables Transfer Agreement

                                          JPMORGAN CHASE BANK,
                                          as Administrative Agent

                                          By: /s/ Lara Graff
                                             ----------------------------------
                                             Name: Lara Graff
                                             Title: Vice President

                                 Signature Page
                                       to
                         Receivables Transfer Agreement

                                          The DFC Transferee Group:

                                          DELAWARE FUNDING COMPANY,
                                             LLC, as a CP Issuer

                                          By: JPMORGAN CHASE BANK, its
                                              Attorney-in-Fact

                                          By: /s/ Andrew R. Dym
                                             ----------------------------------
                                             Name: Andrew R. Dym
                                             Title: Managing Director

                                          JPMORGAN CHASE BANK,
                                             as a Funding Agent

                                          By: /s/ Lara Graff
                                             ----------------------------------
                                             Name: Lara Graff
                                             Title: Vice President

                                          JPMORGAN CHASE BANK,
                                             individually and as an APA Bank

                                          By: /s/ Andrew R. Dym
                                             ----------------------------------
                                             Name: Andrew R. Dym
                                             Title: Managing Director

                                 Signature Page
                                       to
                         Receivables Transfer Agreement